As filed with the Securities and Exchange Commission on April 27, 2005

Registration No. 333-122564

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Aleris International, Inc.

and Other Registrants

(See Table of Other Registrants Below)

(Exact name of registrant as specified in its charter)

Delaware	3341	75-2008280
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

25825 Science Park Drive, Suite 400

Beachwood, Ohio 44122

(216) 910-3400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Christopher R. Clegg, Esq.

Senior Vice President, General Counsel and Secretary

25825 Science Park Drive, Suite 400

Beachwood, Ohio 44122

(216) 910-3400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Marc H. Folladori

Laura J. McMahon

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5538

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF OTHER REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification No.
Alchem Aluminum, Inc.	Delaware	3341	75-2685207
Alchem Aluminum of Shelbyville, Inc.	Delaware	3341	75-2798122
Commonwealth Industries, Inc.	Delaware	3350	13-3245741
CA Lewisport, LLC	Delaware	9995	95-0816561
CI Holdings, LLC	Delaware	9995	34-1569484
Commonwealth Aluminum, LLC	Delaware	9995	61-1335039
Commonwealth Aluminum Concast, Inc.	Ohio	3350	34-0697844
Commonwealth Aluminum Lewisport, LLC	Delaware	3350	61-1377736
Commonwealth Aluminum Metals, LLC	Delaware	3350	61-1378491
Commonwealth Aluminum Sales Corporation	Delaware	5050	95-1398512
Commonwealth Aluminum Tube Enterprises, LLC	Delaware	9995	62-1817895
Gulf Reduction Corporation	Delaware	3341	76-0264927
IMCO Energy Corp.	Delaware	3341	75-2519254
IMCO Indiana Partnership L.P.	Indiana	3341	35-1963840
IMCO International, Inc.	Delaware	3341	75-2578362
IMCO Investment Company	Delaware	3341	75-2345738
IMCO Management Partnership L.P.	Texas	3341	75-2402738
IMCO Recycling of California, Inc.	Delaware	3341	33-0590255
IMCO Recycling of Idaho Inc.	Delaware	3341	06-1308990
IMCO Recycling of Illinois Inc.	Illinois	3341	36-3107227
IMCO Recycling of Indiana Inc.	Delaware	3341	75-2614357
IMCO Recycling of Michigan L.L.C.	Delaware	3341	75-2635772
IMCO Recycling of Ohio Inc.	Delaware	3341	75-2421405
IMCO Recycling of Utah Inc.	Delaware	3341	87-0522330
IMCO Recycling Services Company	Delaware	3341	75-2920589
IMSAMET, Inc.	Delaware	3341	86-0747929
Indiana Aluminum Inc.	Indiana	3341	75-2857340
Interamerican Zinc, Inc.	Delaware	3341	75-2397569
MetalChem, Inc.	Pennsylvania	3341	25-1424086
Rock Creek Aluminum, Inc.	Ohio	3341	34-1453607
Silver Fox Holding Company	Delaware	9995	20-1261188
U.S. Zinc Corporation	Delaware	3341	76-0264925
Western Zinc Corporation	California	3341	33-0202774
Midwest Zinc Corporation	Delaware	3341	76-0375134
U.S. Zinc Export Corporation	Texas	3341	76-0202744

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated April 27, 2005

Aleris International, Inc.

Offer To Exchange

9% Senior Notes due 2014, Series B

that have been registered under the Securities Act of 1933

for

any and all outstanding unregistered

9% Senior Notes due 2014

($125,000,000 principal amount outstanding)

The Exchange Offer

The exchange offer expires at midnight, New York City time, on May 31, 2005, unless extended.

The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding unregistered 9% Senior Notes due 2014, which we refer to in this prospectus as the outstanding 9% notes.

All of the outstanding 9% notes tendered according to the procedures set forth in this prospectus and not withdrawn will be exchanged for an equal principal amount of registered 9% Senior Notes due 2014, Series B, which we refer to as the exchange notes.

The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission, and that no judicial or administrative proceeding be pending or shall have been threatened that would limit us from proceeding with the exchange offer.

The Exchange Notes

The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding 9% notes, except that we have registered the issuance of the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding 9% notes. We will not apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

The outstanding 9% notes were originally issued by IMCO Recycling Escrow Inc., our wholly owned subsidiary, on November 4, 2004. On December 9, 2004, an indirect wholly-owned subsidiary of ours merged with and into Commonwealth Industries, Inc., which resulted in the combination of the businesses of Aleris and Commonwealth. In addition, on that date, IMCO Recycling Escrow Inc. merged with and into us, and we assumed the obligations of IMCO Recycling Escrow Inc. under the outstanding 9% notes and the indenture governing their terms. The outstanding 9% notes thereby became our senior unsecured obligations, guaranteed by the subsidiary guarantors.

The exchange notes will rank equally in right of payment with all of our other senior unsecured debt and senior in right of payment to any of our subordinated debt. The exchange notes will be guaranteed by certain of our existing and future domestic restricted subsidiaries on a senior unsecured basis. The exchange notes will be effectively subordinated to our secured debt of and that of our guarantor subsidiaries, including debt under our amended and restated senior credit facility and our currently outstanding 10 3/8% Senior Secured Notes due 2010, to the extent of the value of the assets securing such debt. The exchange notes will also be effectively subordinated to the debt of our non-guarantor subsidiaries.

Interest on the exchange notes will accrue from the most recent interest payment date to which interest has been paid on the outstanding 9% notes, and is payable on May 15 and November 15 of each year. The exchange notes will mature on November 15, 2014.

We urge you to carefully review the risk factors beginning on page 17 of this prospectus, which you should consider in connection with the exchange offer and an investment in the exchange notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April     , 2005.

Aleris International, Inc. was incorporated as a Delaware corporation in 1985. Our principal executive offices are located at 25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122, and our telephone number is (216) 910-3400. Our website is located at www.aleris.com. The information on our website is not part of this prospectus.

In this prospectus, “Aleris,” the “Company,” “we,” “us,” and “our” refer to Aleris International, Inc. and its subsidiaries on a combined basis, unless otherwise noted.

We are not making any representation to any holder of the outstanding 9% notes regarding the legality of an investment in the exchange notes under any legal investment or similar laws or regulations. We are not providing you with any legal, business, tax or other advice in this prospectus. You should consult your own advisors as needed to assist you in making your investment decision and to advise you whether you are legally permitted to invest in the exchange notes.

You must comply with all laws that apply to you in any place in which you buy, offer or sell any exchange notes or possess this prospectus. You must also obtain any consents or approvals that you need in order to purchase the exchange notes. We and the initial purchasers are not responsible for your compliance with these legal requirements.

We are not making an offer to sell, or a solicitation of an offer to buy, the exchange notes or the outstanding 9% notes in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted.

We urge you to contact us with any questions about this exchange offer or if you require additional information to verify the information contained in this prospectus.

The federal securities laws prohibit trading in our securities while in possession of material non-public information with respect to Aleris.

Notice to New Hampshire residents

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s Web site at www.sec.gov or through our web site at www.aleris.com. However, the information on our web site does not constitute a part of this prospectus.

In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until the exchange offer is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Our Current Report on Form 8-K filed on December 14, 2004, as amended by Forms 8-K/A filed on February 4, 2005 and March 15, 2005;

•	Our Current Report on Form 8-K filed on January 25, 2005;

•	Our Current Report on Form 8-K filed on February 4, 2005; and

•	Commonwealth Industries, Inc.’s Consolidated Financial Statements and Notes to Consolidated Financial Statements, as of and for the two years ended December 31, 2003 (as restated to reflect Commonwealth’s disposition of its Alflex subsidiary) included in Commonwealth’s Form 8-K filed on August 19, 2004, as amended by Commonwealth’s Form 8-K/A filed October 21, 2004.

You may request a copy of these filings at no cost, by writing or telephoning us at: Aleris International, Inc., c/o Secretary, 25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122, or (216) 910-3400. In order for you to receive timely delivery of these documents in advance of the exchange offer, Aleris must receive your request no later than May 24, 2005.

You should rely only on the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus.

Preliminary Note

IMCO Recycling Escrow Inc. sold the outstanding 9% notes to Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and PNC Capital Markets, Inc., among others, as the initial purchasers, on November 4, 2004, in transactions not registered under the Securities Act of 1933, in reliance on the exemption provided under Section 4(2) of the Securities Act. The initial purchasers placed the outstanding 9% notes with qualified institutional buyers (as defined in Rule 144A under the Securities Act) (Qualified Institutional Buyers, or QIBs) and non-United States persons outside the United States in reliance on Regulation S under the Securities Act, each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the outstanding 9% notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available.

On December 9, 2004, in connection with the merger of an indirect wholly-owned subsidiary of ours with and into Commonwealth Industries, Inc., which resulted in the combination of the businesses of Aleris and Commonwealth, IMCO Recycling Escrow Inc. merged with and into us, we assumed the obligations of IMCO Recycling Escrow Inc. under the outstanding 9% notes and the indenture and the outstanding 9% notes became our senior unsecured obligations, guaranteed by the subsidiary guarantors. We are offering the exchange notes by this prospectus in order to satisfy our obligations under a registration rights agreement among Aleris, certain of our subsidiary guarantors and the initial purchasers.

The exchange notes will bear interest at a rate of 9% per annum, payable semiannually on May 15 and November 15 of each year. The outstanding 9% notes and the exchange notes mature on November 15, 2014.

The outstanding 9% notes were initially represented by two global notes (the Old Global Notes) in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (DTC, or the Depositary), as depositary. The exchange notes exchanged for outstanding 9% notes represented by the Old Global Notes will be initially represented by one or more global exchange notes (the Exchange Global Notes) in registered form, registered in the name of the Depositary. See “Book-entry; delivery and form”. References in this prospectus to Global Notes shall be references to the Old Global Notes and the Exchange Global Notes.

Based on an interpretation of the SEC, exchange notes issued pursuant to the exchange offer in exchange for outstanding 9% notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (1) a broker-dealer who purchased such outstanding 9% notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (2) a person that is our “affiliate” (within the meaning of Rule 405 of the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the exchange notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. Holders of outstanding 9% notes wishing to accept the exchange offer must represent to us that such conditions have been met.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer agrees that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 9% notes where such outstanding 9% notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

The exchange notes will be a new issue of securities for which there currently is no market. The initial purchasers are not obligated to make a market in the exchange notes, and any such market making may be discontinued at any time without notice. Because the outstanding 9% notes were issued and the exchange notes are being issued to a limited number of institutions who typically hold similar securities for investment, we do not expect that an active public market for the exchange notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the exchange notes on any securities exchange or for quotation through the Nasdaq Stock Market. See “Risk Factors”.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that are not historical in nature are forward-looking statements. They include statements regarding our expectations, hopes, beliefs, estimates, intentions or strategies regarding the future. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and similar expressions are intended to identify forward-looking statements.

The expectations set forth in this prospectus regarding, among other things, accretion of future earnings, achievement of annual savings and synergies, estimates of taxable income, achievement of cash flows and sufficiency of cash flows to fund capital expenditures are only our expectations regarding these matters. Actual results could differ materially from these expectations depending on factors such as:

•	the factors described under the heading “Risk Factors” beginning on page 17 of this prospectus; and

•	the factors that generally affect our business as further outlined elsewhere in this prospectus and the reports incorporated by reference in this prospectus, including:

•	changes in the pricing of metals;

•	automobile production and the increased use of aluminum in automobiles in North America and Europe;

•	availability of aluminum and zinc scrap at advantageous prices;

•	changes in energy prices, raw materials costs and fuel costs;

•	competitor pricing activity and the general impact of competition;

•	inflation;

•	labor relations (i.e., disruptions, strikes or work stoppages) and labor costs;

•	our ability to obtain additional financing on acceptable terms when necessary;

•	future levels of capacity utilization at our plants;

•	changes in and customer acceptance of new technology;

•	changes in equity and debt markets;

•	the impact terrorist activities may have on the economy and our businesses in general;

•	the state of international, national, regional and local economies; and

•	the success or failure of our operating plans, including our ability to manage growth.

In addition, our actual results could differ materially from the expectations set forth in this prospectus depending on additional factors such as:

•	our ability to integrate the operations of Aleris and Commonwealth and to realize the expected benefits of the merger;

•	our ability to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations; and

•	any loss of employees, customers or suppliers that we may suffer as a result of the merger.

These factors and other risk factors described in this prospectus are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake, and specifically decline any obligation to, update any statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

SUMMARY

The following summary is qualified in its entirety by information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you. You should read this entire prospectus, including the financial statements, the financial data and related notes included elsewhere or incorporated by reference in this prospectus. You should pay special attention to the “Risk Factors” beginning on page 17 of this prospectus.

The outstanding 9% notes were originally issued by IMCO Recycling Escrow Inc., a former wholly owned subsidiary. On December 9, 2004, IMCO Recycling Inc. and Commonwealth Industries, Inc. completed a merger transaction which resulted in the combination of their businesses, and IMCO Recycling Inc. changed its name to Aleris International, Inc. On that same date, in connection with this merger, IMCO Recycling Escrow Inc. merged with and into us, and we assumed all of the obligations of IMCO Recycling Escrow Inc. under the notes and the related indenture.

In this prospectus, unless the context indicates otherwise, the terms “Aleris,” “we”, “our,” “us” and “the combined company” refer to Aleris International, Inc. (formerly known as IMCO Recycling Inc.) and its subsidiaries. The term “Commonwealth” refers to Commonwealth Industries, Inc. and its subsidiaries prior to the merger.

References to “pro forma” results of operations and cash flows give pro forma effect to the operating results of Aleris and Commonwealth on a combined basis, as if the merger and related refinancing transactions described below had been completed on January 1, 2003. See “Unaudited pro forma condensed combined financial data” beginning on page 45 of this prospectus.

Company Overview

We are a global leader in aluminum recycling and the production of specification alloys and a leading manufacturer of common alloy sheet. We also are a recycler of zinc and a leading U.S. manufacturer of zinc oxide and zinc dust. We possess a combination of low cost and flexible recycling and manufacturing operations. Our facilities are strategically located and well-positioned to service our customers, which include a number of the world’s largest companies in the transportation, containers and packaging, building and construction and metal distribution industries. On a pro forma basis, revenues from our aluminum operations represented 91% of our total pro forma revenues of $2.3 billion for the year ended December 31, 2004.

We offer customers a wide range of metals recycling services and specification alloy products through our aluminum and zinc production facilities, which include both U.S. and international operations. Our aluminum recycling operations convert scrap and dross (a by-product of the aluminum melting process) and deliver the recycled aluminum in molten or ingot form. Our specification alloys operations purchase and convert aluminum scrap and other metals into molten or ingot form. Our specification alloys provide specific properties (including increased strength, formability and wear resistance), as specified by our customers for their particular applications. In addition, we recycle zinc metal for use in the manufacture of galvanized steel and produce value-added zinc products, primarily zinc oxide and zinc dust, which are used in the vulcanization of rubber products, the production of corrosion-resistant paint, and in other specialty chemical applications. For the fiscal year ended December 31, 2004, 59% of the total pounds processed by our recycling and alloy operations were under “tolling” arrangements, where we convert customer-owned scrap and dross and return the recycled metal to our customers for a fee. Tolling arrangements eliminate aluminum and zinc commodity exposure and reduce our overall working capital requirements. Our recycling and alloy production network operates 24 strategically located production plants, 19 of which are located in the United States, two in Germany, and one in each of Brazil, Mexico and Wales. For the fiscal year ended December 31, 2004, we processed 3.4 billion pounds of recycled metal, specification alloys and zinc products, which accounted for 50% of our total pro forma 2004 revenues.

We are also one of North America’s leading manufacturers of common alloy aluminum sheet, which we produce using the continuous casting process as well as the direct-chill rolling ingot casting process. Substantially all of our aluminum sheet products are tailored in response to specific customer orders, including the incorporation of value-added coatings. We sell the majority of our products to end-users for use in building and construction products, transportation equipment and automotive parts, and consumer durables, as well as to distributors. We have four production facilities located in the U.S. that provide common alloy sheet to all of the major aluminum consuming regions in the U.S. and Canada. Shipments of common alloy sheet products for the fiscal year ended December 31, 2004, on a pro forma basis, totaled 1.0 billion pounds and accounted for 50% of our total pro forma 2004 revenues.

The Exchange Offer

Background of the Outstanding 9% Notes

IMCO Recycling Escrow Inc., a former direct wholly-owned subsidiary that merged with and into us on December 9, 2004, issued $125 million aggregate principal amount of our 9% Senior Notes due 2014 to Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and PNC Capital Markets, Inc., among others, as the initial purchasers, on November 4, 2004. The initial purchasers then sold the outstanding 9% notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the outstanding 9% notes are subject to transfer restrictions.

In connection with the issuance of the outstanding 9% notes, we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the outstanding 9% notes.

The Exchange Offer	We are offering to exchange up to $125 million principal amount of exchange notes for an identical principal amount of the outstanding 9% notes. The outstanding 9% notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the outstanding 9% notes except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.

Resale of Exchange Notes

We believe you may offer, sell or otherwise transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•      you acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

•      you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

•      you are not an affiliate of ours.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for the outstanding 9% notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date	Midnight, New York City time, on May 31, 2005 unless we extend the exchange offer. It is possible that we will extend the exchange offer until all of the outstanding 9% notes are tendered. You may withdraw the outstanding 9% notes you tendered at any time before midnight, New York City time, on the expiration date. See “The Exchange Offer—Expiration Date; Extensions; Amendments”.

Withdrawal Rights	You may withdraw the outstanding 9% notes you tender by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender Offer Program (ATOP) procedures of The Depositary Trust Company (DTC) at any time before midnight, New York City time on the expiration date. See “The Exchange Offer—Withdrawal of Tenders”.

Accrual of Interest on the Exchange Notes	The exchange notes will bear interest from the most recent date of payment of interest on the outstanding 9% notes surrendered and accepted for exchange.

Conditions to the Exchange Offer

The exchange offer is subject only to the following conditions:

•      the compliance of the exchange offer with securities laws;

•      the proper tender of the outstanding 9% notes;

•      the representation by the holders of the outstanding 9% notes that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in any distribution of the exchange notes; and

•      no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

Representations and Warranties

By participating in the exchange offer, you represent to us that, among other things:

•      you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

•      you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Procedures for Tendering our Outstanding 9% Notes

To accept the exchange offer, you must send the exchange agent either

•      a properly completed and executed letter of transmittal; or

•      a computer-generated message transmitted by means of DTC’s ATOP system that, when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;

and either

•      a timely confirmation of book-entry transfer of your outstanding 9% notes into the exchange agent’s account at DTC; or

•      the documents necessary for compliance with the guaranteed delivery procedures described below.

Other procedures may apply to holders of certificated notes. For more information, see “The Exchange Offer—Procedures for Tendering”.

Tenders by Beneficial Owners	If you are a beneficial owner whose outstanding 9% notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding 9% notes in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.

Guaranteed Delivery Procedures	If you are unable to comply with the procedures for tendering, you may tender your outstanding 9% notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures”.

Acceptance of the Outstanding 9% Notes and Delivery of the Exchange Notes

If the conditions described under “The Exchange Offer—Conditions” are satisfied, we will accept for exchange any and all outstanding 9% notes that are properly tendered before midnight, New York City time, on the expiration date.

Effect of Not Tendering	Any of the outstanding 9% notes that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding 9% notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration. Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding 9% notes under the federal securities laws.

Accounting Treatment	We will not recognize a gain or loss for accounting purposes as a result of the exchange offer.

Federal Income Tax Considerations	The exchange of outstanding 9% notes for exchange notes will not be a taxable transaction for U.S. federal income tax purposes. See “Material United States federal income tax considerations” for a discussion of U.S. federal income tax considerations we urge you to consider before tendering the outstanding 9% notes in the exchange offer.

Exchange Agent	La Salle Bank National Association is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under “The Exchange Offer—Exchange Agent”.

The Exchange Notes

The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding 9% notes except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer, and the exchange notes will be issued by Aleris International, Inc. instead of IMCO Recycling Escrow Inc. IMCO Recycling Escrow Inc. merged with and into us on December 9, 2004 at which time we assumed the obligations of the 9% notes. The notes issued in the exchange offer will evidence the same debt as the outstanding 9% notes, and both the outstanding 9% notes and the exchange notes will be governed by the same indenture. In this document, the terms “notes” or “9% notes” refer to both the outstanding 9% notes and the exchange notes. We define certain capitalized terms used in this summary in the “Description of the Exchange Notes—Certain Definitions” section of this prospectus.

Issuer	Aleris International, Inc.

Notes Offered	$125,000,000 aggregate principal amount of 9% senior notes due 2014, Series B.

Maturity	November 15, 2014.

Interest Rate	9% per year (calculated using a 360-day year).

Interest Payment Dates	May 15 and November 15, beginning May 15, 2005. Interest will accrue from the date interest was most recently paid on the outstanding 9% notes surrendered for exchange.

Guarantees	The notes will be guaranteed by certain of our existing and future domestic restricted subsidiaries on a senior unsecured basis. The notes will not be guaranteed by our foreign subsidiaries or our subsidiaries designated as unrestricted subsidiaries.

Ranking

The notes and the guarantees will be our and our guarantor subsidiaries’ senior unsecured obligations. The notes and the guarantees will rank equal in right of payment with our and our guarantor subsidiaries’ existing and future senior unsecured debt and will rank senior in right of payment to our and our guarantor subsidiaries’ future subordinated debt. The notes and the guarantees will be effectively subordinated to our and our guarantor subsidiaries’ existing and future secured debt to the extent of the value of the assets securing such debt and effectively subordinated to all liabilities of our non-guarantor subsidiaries.

As of December 31, 2004:

•     we and our guarantor subsidiaries had $260.8 million of senior secured debt outstanding and approximately $194.0 million of unused commitments, net of outstanding letters of credit, under our amended and restated senior credit facility; and

•     our non-guarantor subsidiaries had approximately $98.3 million of outstanding indebtedness and other liabilities (excluding intercompany liabilities).

Optional Redemption	We cannot redeem the notes until November 15, 2009. Thereafter, we may redeem some or all of the notes at any time, and from time to time, on or after November 15, 2009 at the redemption prices described in this prospectus under the heading “Description of the Exchange Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest to the date of redemption.

Optional Redemption with Equity Offering Proceeds

On or prior to November 15, 2007, we may redeem up to 35% of the aggregate principal amount of the 9% notes with the net proceeds that we raise in one or more equity offerings as long as:

•      we pay 109% of the face amount of the notes, plus accrued and unpaid interest to the date of redemption;

•      we redeem the notes within 90 days of completing the equity offering; and

•      at least 65% of the aggregate principal amount of notes issued remains outstanding afterwards.

See “Description of the Exchange Notes—Redemption—Optional Redemption Upon Equity Offerings.”

Change of Control Offer

If we undergo a change of control, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued and unpaid interest to the date of repurchase.

We might not be able to pay you the required price for notes presented to us at the time of a change of control, because:

•      we might not have enough funds at that time; or

•      the terms of our other debt may prevent us from paying you these amounts.

Asset Sale Proceeds	If we or our restricted subsidiaries consummate certain asset sales, we will apply the net cash proceeds therefrom against outstanding senior debt or invest the net cash proceeds therefrom in our business within a specified period of time or, if not, we will make an offer to purchase notes when such net cash proceeds exceed a certain amount. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Certain Indenture Provisions

The indenture governing the notes will contain covenants that, among other things, will limit our ability and the ability of our existing and future restricted subsidiaries to:

•      incur additional indebtedness or issue preferred stock;

•      pay dividends or distributions on our capital stock, repurchase our capital stock or make other restricted payments;

•      create liens on our assets to secure debt;

•      engage in transactions with affiliates;

•      make certain investments;

•      transfer or sell assets;

•      restrict the ability of our subsidiaries to distribute or lend money to us;

•      issue or sell stock of our restricted subsidiaries; and

•      consolidate, merge or transfer all or substantially all of our assets and the assets of any future restricted subsidiaries on a consolidated basis.

These covenants will be subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes—Certain Covenants.”

Exchange Offer; Registration Rights

We and our guarantor subsidiaries have agreed to use our reasonable best efforts to:

•      file a registration statement within 60 days of the merger completion date relating to an offer to exchange the outstanding 9% notes for a new issue of substantially identical debt securities that have been registered under the Securities Act and that evidence the same underlying obligation of indebtedness;

•      cause the exchange offer registration statement to become effective under the Securities Act within 150 days of the merger completion date;

•      complete the exchange offer within 195 days of the merger completion date; and

•      under certain circumstances, file a shelf registration statement for the resale of the outstanding 9% notes and use our reasonable best efforts to have the shelf registration declared effective, in each case within specified time periods.

We will pay additional interest on the outstanding 9% notes if:

•      the Securities and Exchange Commission does not declare the required registration statement effective on time; or

•      we do not complete the offer to exchange the outstanding 9% notes for the exchange notes within 195 days from the merger date.

If we fail to meet the targets listed above, the annual interest rate on the outstanding 9% notes will increase by 0.25%. The annual interest rate on the outstanding 9% notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the interest rate of 9% per year as shown on the cover of this prospectus. When we correct the registration default, the interest rate on the outstanding 9% notes will revert to the original level.

If we must pay additional interest, we will pay it to you in cash on the same dates that we make other interest payments on the notes, until we correct the registration default. For additional information about the foregoing, see “Exchange Offer; Registration Rights.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer. The proceeds from the sale of the outstanding 9% senior notes, together with borrowings we received under our amended and restated senior credit facility and cash on hand, were used to (a) repay all amounts outstanding under our former senior credit facility, (b) purchase certain assets from Commonwealth, the proceeds of which were used by Commonwealth to purchase or redeem its senior subordinated notes and to purchase all outstanding receivables it had previously sold under its receivables purchase agreement, and (c) pay fees and expenses related to the financing transactions and the merger.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of some of the factors you should carefully consider before investing in the notes and participating in the exchange offer.

RISK FACTORS

Consider carefully the following risks and all other information contained in this prospectus, including the information incorporated by reference into this prospectus, before participating in the exchange offer or making an investment in the notes. The occurrence of any one or more of the following could materially and adversely affect our financial condition and results of operations.

Risks of our businesses

The operations of Aleris and Commonwealth may not be integrated successfully.

Achieving the anticipated benefits of the combination of Aleris and Commonwealth will depend in part upon our ability to integrate the two businesses in an efficient and effective manner. Our attempt to integrate two companies that have previously operated independently may face significant challenges, and we may be unable to accomplish the integration successfully. In particular, the need to coordinate geographically dispersed organizations and address possible differences in corporate cultures and management philosophies may increase the difficulties of integration. Additionally, we may incur substantial expense in our efforts to integrate the information technology systems of Aleris and Commonwealth, and these efforts may not prove successful. The integration will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day businesses of the combined company. Employee uncertainty and lack of focus during the integration process may also disrupt our businesses. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our company’s businesses and the loss of key personnel. Any inability of management to integrate the operations of Aleris and Commonwealth successfully could have a material adverse effect on our businesses and financial condition.

If we fail to implement our business strategy, our financial condition and results of operations could be materially and adversely affected.

Our future financial performance and success depend in large part upon our ability to successfully implement our business strategy. We cannot assure you that we will be able to successfully implement our business strategy or be able to improve our operating results. In particular, we cannot assure you that we will be able to achieve operating synergies through focused integration, focus on productivity improvements and capacity utilization, enhance our business and product mix, expand in selected international regions, and opportunistically pursue acquisition targets and strategic alliances.

Furthermore, we cannot assure you that we will be successful in our growth efforts or that we will be able to effectively manage expanded or acquired operations. Our ability to achieve our expansion and acquisition objectives and to effectively manage our growth depends on a number of factors, including:

•	our ability to identify appropriate acquisition targets and to negotiate acceptable terms for their acquisition;

•	our ability to integrate new businesses into our operations; and

•	the availability of capital on acceptable terms.

Implementation of our business strategy could be affected by a number of factors beyond our control, such as increased competition, legal and regulatory developments, general economic conditions or increased operating costs. Any failure to successfully implement our business strategy could materially and adversely affect our financial condition and results of operations. We may, in addition, decide to alter or discontinue certain aspects of our business strategy at any time.

The cyclical nature of the metals industry, our end-use segments and our customers’ industries could limit our operating flexibility, which could negatively impact our financial condition and results of operations.

The metals industry in general is cyclical in nature. It tends to reflect and be amplified by changes in general and local economic conditions, both domestically and abroad. These conditions include the level of economic growth, financing availability, employment levels, interest rates, consumer confidence and housing demand. Historically, in periods of recession or periods of minimal economic growth, metals companies have often tended to under-perform other sectors. We are particularly sensitive to trends in the transportation and construction industries, which are both seasonal and highly cyclical in nature, and dependent on general economic conditions. For example, during recessions or periods of low growth, the transportation and construction industries typically experience major cutbacks in production, resulting in decreased demand for aluminum and zinc. This leads to significant fluctuations in demand and pricing for our products and services. We generally have high fixed costs, and our profitability is significantly affected by decreased processing volumes; accordingly, reduced demand and pricing pressures will adversely affect our financial condition and results of operations. Economic downturns in the national and international economies or a prolonged recession in our principal industry segments have had a negative impact on our operations in the past, and could have a negative impact on our future financial condition or results of operations.

Changes in the market price of aluminum and zinc impact the selling prices of our products. Market prices of aluminum and zinc are dependent upon supply and demand and a variety of factors over which we have little or no control, including:

•	U.S. and world economic conditions;

•	availability and relative pricing of metal substitutes;

•	labor costs;

•	energy prices;

•	environmental and conservation regulations;

•	seasonal factors and weather; and

•	import and export restrictions.

The loss of certain members of our management may have an adverse effect on our operating results.

Our success will depend, in part, on the efforts of our senior management and other key employees. These individuals possess sales, marketing, engineering, manufacturing, financial and administrative skills that are critical to the operation of our business. If we lose or suffer an extended interruption in the services of one or more of our senior officers, our financial condition and results of operations may be negatively affected. Moreover, the market for qualified individuals may be highly competitive and we may not be able to attract and retain qualified personnel to replace or succeed members of our senior management or other key employees, should the need arise. While several members of our senior management team have previously worked together and demonstrated a successful track record at a large commodity-based chemical company, they have limited experience in managing a metals company.

The financial statements of Aleris and Commonwealth have each reflected in recent periods substantial historical net losses, and any continuation of net losses in the future may reduce our ability to raise needed capital.

Aleris reported net losses for the years ended December 31, 2004, 2003, 2002 and 2001. Commonwealth reported net losses for the years ended December 31, 2003, 2002 and 2001. Our ability to continue operations may become increasingly constrained if we continue to incur operating losses as a combined company in the future.

If we report net losses in future periods, our ability to raise needed financing, or to do so on favorable terms, may be limited as those losses are taken into account by the organizations that issue investment ratings on our indebtedness. Our debt ratings will be below the “investment grade” category, which results in higher borrowing costs as well as a reduced pool of potential purchasers of our debt as some investors will not purchase debt securities that are not rated in an investment grade rating category. Also, any rating assigned may not remain in effect for any given period of time and may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. A lowering or withdrawal of a rating may further increase the combined company’s borrowing costs.

See “—Our substantial leverage and debt service obligations could adversely affect our financial condition, restrict our operating flexibility and prevent us from fulfilling our obligations under the notes.”

Aleris and its predecessor companies have experienced in the past material weaknesses in their internal control over financial reporting and may encounter similar issues in the future.

We are required to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 and the related SEC rules, which require our management to assess the effectiveness of our internal control over financial reporting on an annual basis and to include in our Annual Report on Form 10-K management’s report on that assessment, together with an attestation by our independent registered public accounting firm. If there are any “material weaknesses” in internal control over financial reporting that is identified, then our management is not permitted to conclude in its report that our company’s internal control over financial reporting is effective. As defined in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, a material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

As described in Commonwealth’s Form 10-K for the year ended December 31, 2003, as amended, Commonwealth reported a number of control deficiencies, including information gaps related to the implementation of a new information system, that inhibited effective internal controls over Commonwealth’s financial reporting as of December 31, 2003 and which constituted a material weakness in Commonwealth’s internal control over financial reporting. Commonwealth subsequently disclosed in other SEC filings it made in 2004 that this material weakness had been remediated.

In June 2004, the SEC’s Office of Chief Accountant and Division of Corporation Finance issued a “frequently asked questions” interpretive release (that was revised in October 2004) stating (in Question 3 thereof) that the staff would not object to an issuer’s management report on internal control over financial reporting that excludes an acquired business from management’s assessment, so long as appropriate disclosures are made and the date of the acquisition is not more than one year from the date of management’s assessment. In reliance on this guidance, we have omitted from our management report any assessment of the internal control over financial reporting of Commonwealth and its consolidated subsidiaries as of December 31, 2004. There was not sufficient time between the completion of the merger in December 2004 and the date on which our management’s report on internal control over financial reporting had to be provided to perform the necessary procedures to make the assessment with respect to Commonwealth. Commonwealth comprises a significant part of our total consolidated total assets and revenues, representing approximately 46% of our total consolidated assets as of December 31, 2004 and approximately 50% of our total pro forma consolidated revenues for 2004.

As we disclosed in Item 9A. “Controls and Procedures” of our Annual Report on Form 10-K for the year ended December 31, 2004, we identified certain material weaknesses existing as of December 31, 2004 relating to our accounting for derivatives and the procedures involved in our financial statement closing process. As a result, we concluded that as of December 31, 2004, our internal control over financial reporting and our disclosure controls and procedures were not effective. Ernst & Young LLP, our independent registered public accounting firm, also indicated in its audit report contained in our Form 10-K that, with respect to management’s assessment of internal control over financial reporting, the company’s internal control over financial reporting was not effective as of December 31, 2004. While we are implementing steps to ensure that our internal control over financial reporting is effective, failure to do so could impact our ability to report, on a timely basis, our financial condition and results of operations accurately and could have a material adverse effect on our business, results of operations, financial condition and liquidity.

We may be unable to manage effectively our exposure to commodity price fluctuations, and our hedging activities may affect profitability in a rising metals price environment and subject our earnings to greater volatility from period to period.

Purchases of metal for forward delivery and hedging with futures and options contracts are used to reduce our exposure at any time to the risk of changes in metal prices. Significant increases in the price of aluminum scrap or primary aluminum metal, if not offset by product price increases, would cause our cost of goods sold to significantly increase, negatively impacting our future financial condition or results of operations.

Our rolled products segment purchases London Metal Exchange (LME) futures and options contracts to reduce its exposure to the risk of changes in metal prices. Despite the use of LME futures contracts, our rolled products business remains exposed to the variability in prices of scrap metal. While scrap metal is priced in relation to prevailing LME prices, it is also priced at a premium or discount to LME metal (depending on quality of the material supplied). This premium or discount is referred to in the industry as the “scrap spread” and fluctuates depending on market conditions. Further, our rolled products business is exposed to variability in the market price of a transportation differential (“Midwest Premium”) charged by industry participants to deliver metal from the smelter to the manufacturing facility. This transportation differential also fluctuates in relation to market conditions. Our rolled products segment follows a pattern of increasing or decreasing its selling prices to customers in response to changes in the Midwest Premium.

Our rolled products business remains exposed to market fluctuations in scrap spreads and the Midwest Premium because sales prices to its customers do not always conform to the market variations in scrap spreads and the Midwest Premium. Because of its exposure to the risk of changes in the unhedged portions of metal prices (scrap spreads and Midwest Premiums), our rolled products segment’s metal hedging programs in recent periods have not met requisite accounting “effectiveness” tests to enable deferral of aluminum metal hedge gains and losses in reporting the results of its operations in its financial statements. The consequent inclusion of such metals hedging gains or losses in earnings reports produces significant period-to-period volatility in those reports that is not necessarily reflective of our rolled products segment’s underlying operating performance. Our German subsidiary has also not met the requisite accounting effectiveness tests under U.S. GAAP.

We may encounter increases in the cost of raw materials and energy, which could cause our cost of goods sold to increase, thereby reducing operating results and limiting our operating flexibility.

We require substantial amounts of raw materials and energy in our businesses, consisting principally of aluminum and zinc scrap, primary aluminum metal and natural gas. Any substantial increases in raw materials or energy costs could cause operating costs to increase and negatively affect our financial condition and results of operations.

Aluminum scrap and primary aluminum metal prices are subject to significant cyclical price fluctuations. LME primary aluminum metal prices declined by 45% between 1988 and 2002 and rose 34% from 2002 to December 2004. Metallics (aluminum and zinc scrap, primary aluminum metal and aluminum dross) represent the largest component of our costs of sales. We purchase scrap primarily from aluminum and zinc scrap dealers. Remaining requirements are met with purchased primary metals. We will have no control over the price or availability of these supplies in the future.

The availability and price of aluminum scrap depend on a number of factors outside our control, including general economic conditions, foreign demand for metallics and internal recycling activities by primary aluminum producers. Increased domestic and worldwide demand for aluminum scrap have had and will continue to have the effect of increasing the prices that we pay for these raw materials thereby increasing our cost of sales. We often cannot adjust the selling prices for our products to recover the increases in scrap prices. If scrap and dross prices were to increase significantly without a commensurate increase in the market value of the primary metals, our future financial condition and results of operations could be affected by higher costs and lower profitability. In addition, a significant decrease in the pricing spread between aluminum scrap and primary aluminum could make recycling less attractive compared to primary production, and thereby reduce customer demand for our recycling business.

After raw materials and labor costs, natural gas costs represent the third largest component of our cost of sales. The price of natural gas can be particularly volatile. As a result, our natural gas costs may fluctuate dramatically, and we may not be able to mitigate the effect of higher natural gas costs on our cost of sales. If natural gas prices remain at current levels or increase further, our financial condition and results of operations may be adversely affected. Although our aluminum recycling business attempts to mitigate volatility in natural gas costs through the use of hedging and the inclusion of price escalators in many of its long-term supply contracts, the combined company may not be able to eliminate the effects of such cost volatility.

Increased energy prices may also negatively affect our customers, which in turn may affect demand for our services. For example, since 2001 our aluminum recycling business has experienced a sharp reduction in demand in the Pacific Northwest, because many domestic smelters located in that region have been forced to suspend or terminate their operations due to high energy costs.

If we were to lose order volumes from any of our largest customers, our sales and revenues could be reduced and our cash flows lessened.

Our business is exposed to risks related to customer concentration. In 2004, our 10 largest customers were responsible for 24% of our net revenues, on a pro forma basis. No one customer accounted for more than 10% of our combined net revenues in 2004 on a pro forma basis. A loss of order volumes from, or a loss of industry share by, any major customer could negatively affect our financial condition and results of operations by lowering sales volumes, increasing costs and lowering profitability. In addition, our increased emphasis on dedicated facilities and dedicated arrangements with customers carries the inherent risk of increased dependence on a single or few customers with respect to a particular facility of ours. In such cases, the loss of such a customer, or the reduction of that customer’s business at one or more of our facilities, could negatively affect our financial condition and results of operations, and any timely replacement of volumes could prove difficult. In addition, several of our customers have become involved in bankruptcy or insolvency proceedings and have defaulted on their obligations to us in recent years. For example, in October 2004, we announced that a customer bankruptcy filing on September 30, 2004 prevented us from recognizing in 2004’s third quarter approximately $3.2 million of revenues from shipments of specification aluminum alloys to that customer. Future customer insolvencies and defaults may negatively affect our financial condition and results of operations.

We do not have long-term contractual arrangements with a substantial number of our customers, and our sales and revenues could be reduced if our customers switch their suppliers.

Approximately 85% of our total combined sales volume for the year ended December 31, 2004, on a pro forma basis, was with customers who do not have long-term contractual arrangements with us. These customers purchase products and services from us on a purchase order basis, and may choose not to continue to purchase our products and services. The loss of these customers or a significant reduction in their purchase orders could have a negative impact on our sales volume and business.

We may not be able to compete successfully in the industries we serve, which could reduce our share of industry sales, lower our selling prices and reduce sales volumes, which could reduce operating results and negatively impact our financial condition.

Aluminum competes with other material such as steel, plastic and glass for various applications. Higher aluminum prices tend to make aluminum products less competitive with these alternative materials.

We compete in the production and sale of common alloy aluminum sheet products with a number of other aluminum rolling mills in the United States and Canada (including large, single purpose sheet mills, continuous casters and other multi-purpose mills, some of which are larger and have greater financial and technical resources than we do) and with imported products. We compete with other rolled products suppliers, principally the multi-purpose mills, on the basis of quality, price, timeliness of delivery and customer service.

We also compete with other aluminum and zinc recyclers in segments which are highly fragmented and characterized by smaller, regional operators. The principal factors of competition in our aluminum and zinc recycling business include price, metal recovery rates, proximity to customers, customer service, molten metal delivery capability, environmental and safety regulatory compliance, and types of services offered.

Additional competition could result in lost share of industry sales or reduced prices for our products and services, which could decrease revenues or reduce volumes, either of which could have a negative effect on our financial condition and results of operations.

A growing portion of our sales are expected to be derived from our international operations, which will expose us to certain risks inherent in doing business abroad.

We currently do not have rolled products operations outside the United States. We have aluminum recycling operations in Germany, the United Kingdom, Mexico and Brazil. We plan to continue to expand our international operations. Our foreign operations generally will be subject to risks, including:

•	changes in U.S. and foreign governmental regulations, trade restrictions and laws, including tax laws and regulations;

•	foreign currency exchange rate fluctuations;

•	tariffs and other trade barriers;

•	the potential for nationalization of enterprises;

•	interest rate fluctuations;

•	high rates of inflation;

•	currency restrictions and limitations on repatriation of profits;

•	divergent environmental laws and regulations; and

•	political, economic and social instability.

The occurrence of any of these events could cause our costs to rise, limit its growth opportunities and have a negative effect on our operations and our ability to plan for future periods, and subject us to risks not generally prevalent in the U.S.

The financial condition and results of operations of some of our operating entities will be reported in foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in our consolidated financial statements. As a result, generally speaking, appreciation of the U.S. dollar against these foreign currencies will have a negative impact on our reported revenues and operating profit while depreciation of the U.S. dollar against these foreign currencies will have a positive effect on reported revenues and operating profit. For example, our German, Mexican and Brazilian operations were negatively impacted during the first half of 2004 due to the strengthening of the U.S. dollar against the Euro, the Mexican Peso and the Brazilian Real. We currently do not intend to mitigate this translation effect through the use of derivative financial instruments, which exposes us to risks of currency exchange rate and interest rate fluctuations to a greater degree than if we were to use derivative financial instruments.

Current environmental liabilities, as well as the cost of compliance with and liabilities under health and safety laws, could increase our operating costs, negatively impacting our financial condition and results of operations.

Our operations are subject to federal, state, local and foreign environmental laws and regulations, which govern, among other things, air emissions, wastewater discharges, the handling, storage and disposal of hazardous substances and wastes, the remediation of contaminated sites, and employee health and safety. Future environmental regulations may be expected to impose stricter compliance requirements on the industries in which we operate. Additional equipment or process changes at some of our facilities may be needed to meet future requirements.

Processing and manufacturing activities at current and formerly-owned and operated properties and adjacent areas have resulted in environmental impacts requiring remediation. We are subject to indemnification obligations to third parties for certain of these properties. Financial responsibility for the remediation of contaminated property or for the amelioration of damage to natural resources can be imposed on us where current or prior operations have had an environmental impact. Such liability can include the cost of investigating and cleaning up contaminated soil or ground water, fines and penalties sought by environmental authorities, and damages arising out of personal injury, contaminated property, and other toxic tort claims, as well as lost or impaired natural resources. Certain environmental laws impose joint and several liability for some of these damages, meaning that a person can be held liable for all damages even though others were also involved in causing them. Certain environmental laws also impose liability for some of these damages regardless of whether the person causing the damages did so through any unlawful conduct or other fault. As of December 31, 2004, we had accrued an aggregate loss contingency of $6.4 million for environmental matters, as well as $5.7 million for landfill closure costs. These costs have not been material to net income (loss) for any accounting period since January 1, 2001. However, future remedial requirements at current and formerly owned or operated properties or adjacent areas, or identification of previously unknown conditions, could result in liabilities in excess of this amount.

A number of our long-term supply agreements with our customers contain provisions obligating us to indemnify the customer for certain environmental liabilities that may arise in connection with our processing, storage, transportation or disposal of material under those long-term agreements.

For the near term, the majority of our environmental compliance expenditures will be directed toward controlling air emissions from all of our operations, ongoing operation and maintenance of eight federal superfund sites and managing and disposing of salt cake from aluminum recycling, including related landfills. Changes in environmental requirements or changes in their enforcement could materially increase our costs. If salt cake (a by-product from some of our recycling operations) were to become classified as a hazardous waste in the U.S., the costs to manage and dispose of it would increase and could result in significant increased expenditures.

Our business requires substantial capital investments that we may be unable to fulfill.

Our operations are capital intensive. On a combined pro forma basis, our total capital expenditures were approximately $52.5 million and $36.9 million for 2004 and 2003, respectively.

We may not generate sufficient operating cash flow and our external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures, service or refinance our indebtedness or fund other liquidity needs. If we are unable to make upgrades or purchase new plant and equipment, our financial condition and results of operations could be affected by higher maintenance costs, lower sales volumes due to the impact of reduced product quality, and other competitive influences.

We could experience labor disputes that could disrupt its business.

Approximately 39% of our domestic employees and 61% of our foreign employees are represented by unions or equivalent bodies and are covered by collective bargaining or similar agreements which are subject to periodic renegotiation.

Although we believe that we will successfully negotiate new collective bargaining agreements when the current agreements expire, these negotiations:

•	may not prove successful;

•	may result in a significant increase in the cost of labor; or

•	may break down and result in the disruption of our operations.

Labor negotiations may not conclude successfully and, in that case, work stoppages or labor disturbances may occur. Any such stoppages or disturbances may have a negative impact on our financial condition and results of operations by limiting plant production, sales volumes and profitability.

We may have to take further charges to earnings if our goodwill or asset values are impaired.

We perform an annual goodwill impairment review as of December 31 each year to estimate the fair value of our reporting units. This valuation entails a discounted cash flow model using internal projections and budgets to determine a unit’s fair value. In the event that we are not able to achieve expected cash flow levels, or other factors indicate that goodwill is impaired, we may need to write off all or part of our goodwill. The amount of the impairment would be charged as an expense in the period in which the impairment occurred. Any such goodwill or other asset impairment charges in the future would reduce our net income and could be a factor in causing future net losses.

In addition, our landfill assets are subject to charges for asset retirement obligations, which are adjusted over time to recognize the current fair market value of the obligations. We are also subject to charges for impairment or disposal of certain of our long-lived assets and facilities. For instance, over the past three years, we have closed two aluminum recycling facilities and one zinc recycling facility and reduced the number of furnaces we operate at other domestic facilities. Continued under-utilization at our domestic aluminum facilities could result in write-downs and impairment charges. In addition, the carrying value of certain of our properties and assets held for sale could be reduced in the future to their estimated fair values less costs to sell, resulting in additional asset impairment charges at that time.

Risks relating to the Exchange Offer

If you do not properly tender, or you cannot tender, your outstanding senior notes, your ability to transfer such outstanding senior notes will be adversely affected.

We will issue exchange notes only in exchange for outstanding 9% notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding 9% notes and you should carefully follow the instructions on how to tender your outstanding 9% notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the outstanding 9% notes. If you do not tender your outstanding 9% notes or if we do not accept your outstanding 9% notes because you did not tender your outstanding 9% notes properly, then, after we consummate the exchange offer, you will continue to hold outstanding 9% notes that are subject to the existing transfer restrictions. In addition, if you tender your outstanding 9% notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding 9% notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any outstanding 9% notes, you may have difficulty selling them because there will be fewer outstanding 9% notes outstanding. In addition, if a large number of outstanding 9% notes are not tendered or are tendered improperly, the limited number of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

Our substantial leverage and debt service obligations could adversely affect our financial condition, restrict our operating flexibility and prevent us from fulfilling our obligations under the notes.

We have substantial debt and, as a result, significant debt service obligations. As of December 31, 2004, (1) we and our guarantor subsidiaries had $260.8 million of senior secured debt outstanding and approximately $194.0 million of unused commitments, net of outstanding letters of credit, under our amended and restated senior credit facility, and (2) our non-guarantor subsidiaries had approximately $98.3 million of outstanding indebtedness and other liabilities (excluding intercompany liabilities). In addition to amounts that may be borrowed under our amended and restated senior credit facility, the indenture governing the notes allows us and our subsidiaries to borrow money from other sources.

Our substantial level of debt and debt service obligations could have important effects on your investment in the notes. These effects may include:

•	limiting our ability to obtain additional financing on satisfactory terms to fund our working capital requirements, capital expenditures, acquisitions, investments, debt service requirements and other general corporate requirements;

•	increasing our vulnerability to general economic downturns, competition and industry conditions, which could place us at a competitive disadvantage compared to our competitors that are less leveraged;

•	exposing our cash flow to changes in floating rates of interest such that a 1% increase in floating rates will negatively impact our cash flows by approximately $0.6 million;

•	imposing additional restrictions on the manner in which we conduct our business under financing documents, including restrictions on our ability to pay dividends, make investments, incur additional debt and sell assets;

•	placing us at a competitive disadvantage compared to many of our competitors who have less debt; and

•	reducing the availability of our cash flow to fund our working capital requirements, capital expenditures, acquisitions, investments, other debt obligations and other general corporate requirements, because we will be required to use a substantial portion of our cash flow to service debt obligations.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

We may not be able to generate sufficient cash flows to fund our capital expenditure requirements or to meet our debt service obligations.

Both we and Commonwealth in recent periods have generated cash flows from operations insufficient to fund our capital expenditure requirements. Our combined operations may not be able to generate sufficient cash flows to service our indebtedness, fund our capital expenditures or provide us with the ability to raise needed financing on terms favorable to us. If we are not able to reduce our high leverage through the generation of cash flow from our business, we will have to do one or more of the following:

•	raise additional capital through debt or equity issuances or both;

•	cancel or scale back current and future business initiatives; or

•	sell businesses or properties.

You should not assume that we will be able to raise additional capital on favorable terms or at all. In addition, any failure to pursue business initiatives could materially and adversely affect our ability to compete effectively. Further, you should not assume that any of the actions above would provide more than temporary assistance with the cash flow of the business.

Our management believes that the combination of reduced expenses due to increased economies of scale in the combined operations, other cost savings expected to result from the merger, greater demand and revenues due to an improving economy, initiatives to increase revenues and the resulting opportunity to reduce our leverage over time, will enable us to generate sufficient cash flows to fund our capital expenditures and our other cash needs. However, no assurances can be given that all or any of this will be accomplished. If we are unable over time to generate sufficient cash flows as planned, our ability to expand our business, be profitable and remain solvent would be impaired.

Covenant restrictions under our indebtedness may limit our ability to operate our business and, in such event, we may not have sufficient assets to pay amounts due to you under the notes.

The indenture governing our 10 3/8% senior secured notes, the terms of our amended and restated senior revolving credit facility and the indenture governing the 9% notes restrict us from taking various actions such as incurring additional debt under certain circumstances, paying dividends, making investments, entering into transactions with affiliates, merging or consolidating with other entities and selling all or substantially all of our assets. In addition, our amended and restated senior credit facility limits our capital expenditures and, under certain circumstances, requires us to maintain certain financial ratios and satisfy certain financial conditions and may require us to reduce our debt or take other actions in order to comply with them. These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand future downturns in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of limitations imposed on us by the restrictive covenants under our amended and restated senior credit facility and the indentures. A breach of any of these provisions will likely result in a default under our amended and restated senior credit facility and the indentures that would allow lenders to declare debt immediately due and payable. If we are unable to pay those amounts because we do not have sufficient cash on hand or are unable to obtain alternative financing on acceptable terms, the lenders could initiate a bankruptcy proceeding or proceed against any assets that serve as collateral to secure debt. In such event, our assets may not be sufficient to repay in full amounts due under the notes offered hereby.

In addition, the indenture governing our 10 3/8% senior secured notes and the indenture governing the 9% notes contain provisions that prohibit us and our restricted subsidiaries from granting liens in any assets (except for liens in assets securing indebtedness under our amended and restated senior credit facility and other liens permitted under the indentures) to secure any of our or our restricted subsidiaries’ indebtedness, unless the senior secured notes and the 9% notes are at the same time secured by liens on an equal and ratable basis with such indebtedness. The existence of these provisions restrict the financing alternatives available to us. The Commonwealth property and equipment added to our consolidated asset base as a result of the merger, and other property and equipment acquired by us in the future, may be less attractive to a particular lender seeking collateral in these and other assets due to the operation of this provision.

We may not be able to generate sufficient cash flows to meet our debt service obligations.

Our ability to make scheduled payments on, or to refinance our obligations with respect to, our indebtedness, including the notes offered hereby, will depend on our financial and operating performance, which in turn will be affected by general economic conditions and by financial, competitive, regulatory and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of capital will be available to us (whether under our amended and restated senior credit facility or otherwise) in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs.

If we are unable to generate sufficient cash flow to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds that may be realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms, would materially and adversely affect our financial condition and results of operations and our ability to satisfy our obligations under the notes.

In the event of a default and acceleration of the maturity of any of our indebtedness, we may be unable to repay the 9% notes.

If there were an event of default under the terms of our 10 3/8% senior secured notes, our amended and restated senior credit facility or any other existing or future indebtedness, the holders of the indebtedness in default could declare that indebtedness immediately due and payable, which, in turn, would likely constitute an event of default under the indenture governing the 9% notes. Likewise, if we incur an event of default under the terms of the 9% notes, such a default could cause an event of default under our 10 3/8% senior secured notes, our amended and restated senior revolving credit facility and our other existing or future debt facilities or debt instruments under cross-default provisions contained in the agreements and instruments governing their terms. Furthermore, the indebtedness under our 10 3/8% senior secured notes and our amended and restated senior revolving credit facility is secured by certain of our property and assets, and the 9% notes represent only general, unsecured obligations of Aleris and its guarantor subsidiaries. We cannot assure you that we would have sufficient funds available, or that we would have access to sufficient capital from other sources, to repay any or all such accelerated debt, including the 9% notes, at the same time. Even if we could obtain additional financing, we cannot assure you that the terms of the financing would be favorable to us. As a result, any event of default under our 10 3/8% senior secured notes, our amended and restated senior credit facility, the 9% notes or any other existing or future indebtedness could have a material adverse effect on our business, financial condition and results of operations.

The notes will be effectively subordinated to our indebtedness and that of our subsidiary guarantors, including indebtedness under our amended and restated senior credit facility and our 10 3/8% senior secured notes, to the extent of the value of the property securing such indebtedness.

The notes and the guarantees will be effectively subordinated to our and our subsidiary guarantors’ indebtedness under our amended and restated senior credit facility and 10 3/8% senior secured notes to the extent of the value of the property securing that debt. As of December 31, 2004, we and our guarantor subsidiaries would have had $260.8 million of senior secured debt outstanding and approximately $194.0 million of unused commitments, net of outstanding letters of credit, under our amended and restated senior credit facility. The effect of this subordination is that upon any default in payment on, or the acceleration of, any indebtedness under our amended and restated senior credit facility and our 10 3/8% senior secured notes, or in the event of the bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding of us or our subsidiary guarantors, the proceeds from the sale of the collateral that secures our amended and restated senior credit facility and our 10 3/8% senior secured notes will be available to pay obligations on the 9% notes only after all indebtedness under our amended and restated senior credit facility and under the 10 3/8% senior secured notes has been paid in full.

The notes are effectively subordinated to the obligations of our foreign subsidiaries, and to the obligations of our domestic subsidiaries that do not guarantee the notes.

None of our existing or future foreign subsidiaries have guaranteed the 9% notes, and it is unlikely that any of them will guarantee the 9% notes. Furthermore, we may, under certain circumstances described in the indenture, designate future subsidiaries as unrestricted subsidiaries, and any domestic subsidiary that is designated as unrestricted will not guarantee the notes. The indenture provides that Imsamet of Arizona, one of our less than wholly owned domestic subsidiaries, is not a guarantor of the notes. This subsidiary accounted for less than 1% of our pro forma revenues and assets for fiscal 2004. In the event of the bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding of our non-guarantor subsidiaries, the proceeds from the sale of assets of those non-guarantor subsidiaries will be available to pay obligations on the notes only after all of the liabilities (including trade payables) of those non-guarantor subsidiaries have been paid in full.

As of December 31, 2004, VAW-IMCO had approximately $84.0 million of liabilities (excluding intercompany liabilities) and 13% of our consolidated assets. Our other non-guarantor subsidiaries had approximately $14.3 million of liabilities (excluding intercompany liabilities) and 4% of our consolidated assets. For the year ended December 31, 2004, on a pro forma basis after giving effect to the merger and the financing transactions, VAW-IMCO generated approximately 14% of our revenues and our other non-guarantor subsidiaries generated approximately 3% of our revenues.

There is no active trading market for the notes, and we cannot be sure that any active trading market for the notes will develop.

The notes are a new issue of securities for which there is no active trading market. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for high-yield securities.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. Since the events that constitute a change of control under the indenture also constitute a change of control under the indenture that governs our senior secured notes, upon each occurrence, we will also be required to offer to repurchase all outstanding senior secured notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes or the senior secured notes. Moreover, the provisions in the indenture (as well as the indenture governing our senior secured notes) regarding a change of control could make it more difficult for us to be acquired. See the definition of Change of Control under “Description of the Exchange Notes.” A change of control may also result in an event of default under our proposed amended and restated senior revolving credit facility as well as other agreements and instruments governing any future indebtedness that we may incur, and may result in the acceleration of that indebtedness.

A federal or state court may invalidate the guarantees of notes by any of our current or future guarantor subsidiaries.

Our obligations under the notes are guaranteed, jointly and severally, by all of our existing wholly owned domestic subsidiaries and our future domestic restricted subsidiaries. These guarantees will be granted without any additional cash consideration to the subsidiaries. To the extent that a court were to find, pursuant to federal or state fraudulent transfer laws or otherwise, that, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and such guarantor

•	was insolvent or was rendered insolvent by reason of such incurrence,

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital, or

•	Intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured,

the court could void or subordinate such guarantee in favor of the guarantor’s other creditors. Among other things, a legal challenge of a guarantee on fraudulent conveyance or other similar grounds may focus on the benefits, if any, realized by the guarantor as a result of the issuance of the notes by us.

The measure of insolvency of a guarantor for purposes of the foregoing will vary depending upon the law applied in any proceeding to determine whether a fraudulent or other similar transfer has occurred. Generally, however, a guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or it could not be expected to pay its debts as they became due.

If any guarantee were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would cease to have any claim in respect of such guarantor and would be creditors solely of us and any guarantor whose guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the notes against the provider of an invalid guarantee would be subject to the prior payment in full of all liabilities of such guarantor. Therefore, upon a default in payment on, or the acceleration of, any indebtedness under the indenture governing the notes, or in the event of our, or such subsidiary guarantor’s, bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, our subsidiary’s guarantor’s lenders would need to be paid in full before any proceeds would be made available to pay the subsidiary’s obligations under the guarantees. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the notes relating to any voided guarantee.

Based upon financial and other information currently available, we believe that the notes are being incurred for proper purposes and in good faith and that we, after issuing the notes will not be insolvent, will not have unreasonably small capital for carrying on our business after such issuance and will not have incurred debts beyond our ability to pay as those debts become due. However, a court may not necessarily agree with these conclusions.

If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, holders of notes will not have a claim against the guarantor and will only be a creditor of a certain guarantor to the extent the guarantee was not set aside or found to be unenforceable.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On November 4, 2004, our wholly owned direct subsidiary, IMCO Recycling Escrow Inc., issued $125 million aggregate principal amount of the outstanding 9% notes to the initial purchasers in transactions not registered under the Securities Act in reliance on exemptions from registration. The initial purchasers then sold the outstanding 9% notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-United States persons outside the United States in reliance on Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the outstanding 9% notes are subject to transfer restrictions. On December 9, 2004, IMCO Recycling Escrow Inc. merged with and into us, and we assumed the obligations of IMCO Recycling Escrow Inc. (and the subsidiary guarantors guaranteed these obligations) under the outstanding 9% notes and the indenture governing the 9% notes.

In connection with the issuance of the outstanding 9% notes, we agreed with the initial purchasers that we would:

•	file with the SEC a registration statement related to the exchange notes;

•	use our reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

•	offer to the holders of the outstanding 9% notes the opportunity to exchange the outstanding 9% notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

Our failure to comply with these agreements within certain time periods would result in additional interest being due on the outstanding 9% notes. A copy of the registration rights agreement with the initial purchasers has been filed as an exhibit to the Current Report on Form 8-K filed with the SEC on November 8, 2004, and is incorporated by reference in the registration statement of which this prospectus is a part.

Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our “affiliates”, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the outstanding 9% notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder’s business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

•	will not be able to tender the outstanding 9% notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding 9% notes unless the sale or transfer is made under an exemption from these requirements.

We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the outstanding 9% notes unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offer, holders of the outstanding 9% notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding 9% notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding 9% notes will be adversely affected.

Terms of the Exchange Offer

Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding 9% notes properly tendered and not withdrawn before midnight, New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the outstanding 9% notes accepted in the exchange offer.

By tendering the outstanding 9% notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

•	you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

•	you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

•	you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding 9% notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding 9% notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an “underwriter” within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for outstanding 9% notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See “Plan of Distribution”.

The exchange notes will evidence the same debt as the outstanding 9% notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding 9% notes except that:

•	the exchange notes will be issued in a transaction registered under the Securities Act;

•	the exchange notes will not be subject to transfer restrictions; and

•	provisions providing for an increase in the stated interest rate on the outstanding 9% notes will be eliminated after completion of the exchange offer.

As of the date of this prospectus, $125 million aggregate principal amount of the outstanding 9% notes was outstanding. In connection with the issuance of the outstanding 9% notes, we arranged for the outstanding 9% notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on April 29, 2005. We intend to conduct the exchange offer as required by the

Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

•	to hold our exchange offer open for 20 business days;

•	to give at least ten business days notice of certain changes in the terms of this offer as specified in Rule 14e-1(b); and

•	to issue a press release in the event of an extension of the exchange offer.

The exchange offer is not conditioned upon any minimum aggregate principal amount of the outstanding 9% notes being tendered, and holders of the outstanding 9% notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the outstanding 9% notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See “—Exchange Agent”. The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

If any tendered outstanding 9% notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted outstanding 9% notes will be returned, at our cost, to the tendering holder of outstanding 9% notes or, in the case of outstanding 9% notes tendered by book-entry transfer, into the holder’s account at DTC according to the procedures described below, promptly after the expiration date.

Holders who tender outstanding 9% notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the outstanding 9% notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See “—Solicitation of Tenders; Fees and Expenses”.

Neither we nor our board of directors makes any recommendation to holders of the outstanding 9% notes as to whether to tender or refrain from tendering all or any portion of their outstanding 9% notes in the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of the outstanding 9% notes must make their own decision whether to tender in the exchange offer and, if so, the amount of the outstanding 9% notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

The term “expiration date” shall mean midnight, New York City time, on May 31, 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date to which the exchange offer is extended.

We expressly reserve the right, in our sole discretion:

•	to delay acceptance of any outstanding 9% notes or to terminate the exchange offer and to refuse to accept outstanding 9% notes not previously accepted, if any of the conditions described under “—Conditions” shall have occurred and shall not have been waived by us;

•	to extend the expiration date of the exchange offer;

•	to amend the terms of the exchange offer in any manner;

•	to purchase or make offers for any outstanding 9% notes that remain outstanding subsequent to the expiration date;

•	to the extent permitted by applicable law, to purchase outstanding 9% notes in the open market, in privately negotiated transactions or otherwise.

The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

Any delay in acceptance, termination, extension, or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement. Any public announcement in the case of an extension of the exchange offer will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If the exchange offer is amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment. We will also extend the exchange offer for a period of at least five business days, as required by applicable law, depending upon the significance of the change and the manner of disclosure to the holders, if the exchange offer would otherwise expire during that extended period.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to Business Wire.

You are advised that we may extend the exchange offer because some of the holders of the outstanding 9% notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

Interest on the Exchange Notes

The exchange notes will bear interest from the most recent date on which interest was paid or provided for on the outstanding 9% notes surrendered in exchange for the exchange notes. Accordingly, holders of outstanding 9% notes that are tendered and accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 9% notes at the time of tender. Interest on the exchange notes will be payable semi-annually on each May 15 and November 15.

Procedures for Tendering

Only a holder may tender its outstanding 9% notes in the exchange offer. Any beneficial owner whose outstanding 9% notes are registered in the name of such holder’s broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such holder’s behalf. If the beneficial owner wishes to tender on such holder’s own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering such holder’s outstanding 9% notes, either make appropriate arrangements to register ownership of outstanding 9% notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

The tender by a holder will constitute an agreement among the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

A holder who desires to tender outstanding 9% notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose outstanding 9% notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

The method of delivery of the outstanding 9% notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding 9% notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.

Outstanding 9% Notes Held in Certificated Form

For a holder to validly tender outstanding 9% notes held in physical form, the exchange agent must receive, before midnight, New York City time, on the expiration date, at its address set forth in this prospectus:

•	a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

•	certificates for tendered outstanding 9% notes.

Outstanding 9% Notes Held in Book-Entry Form

We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the outstanding 9% notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the outstanding 9% notes by causing DTC to transfer the outstanding 9% notes into the exchange agent’s account for the 9% notes using DTC’s procedures for transfer.

If you desire to transfer outstanding 9% notes held in book-entry form with DTC, the exchange agent must receive, before midnight, New York City time, on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of outstanding 9% notes into the exchange agent’s account at DTC, which is referred to in this prospectus as a “book-entry confirmation”, and:

•	a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

•	an agent’s message transmitted pursuant to ATOP.

Tender of Outstanding 9% Notes Using DTC’s Automated Tender Offer Program (ATOP)

The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding 9% notes held in book-entry form to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send a book- entry confirmation, including an agent’s message, to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding 9% notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding 9% notes, you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

Signatures

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless outstanding 9% notes tendered with the letter of transmittal are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an institution eligible to guarantee signatures.

If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the outstanding 9% notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the outstanding 9% notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the outstanding 9% notes or the DTC participant who is listed as the owner. If the letter of transmittal or any of the outstanding 9% notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

If you tender your notes through ATOP, signatures and signature guarantees are not required.

Determinations of Validity

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding 9% notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding 9% notes not properly tendered or any outstanding 9% notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding 9% notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding 9% notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding 9% notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding 9% notes nor shall we or any of them incur liability for failure to give notification. Tenders of outstanding 9% notes will not be considered to have been made until the irregularities have been cured or waived. Any outstanding 9% notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder (unless otherwise provided in the letter of transmittal), promptly after the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding 9% notes and:

•	whose outstanding 9% notes are not immediately available;

•	who cannot complete the procedure for book-entry transfer on a timely basis;

•	who cannot deliver their outstanding 9% notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

•	who cannot complete a tender of outstanding 9% notes held in book-entry form using DTC’s ATOP procedures on a timely basis;

may effect a tender if they tender through an eligible institution described under “—Procedures for Tendering” and “—Signatures” or if they tender using ATOP’s guaranteed delivery procedures.

A tender of outstanding 9% notes made by or through an eligible institution will be accepted if:

•	before midnight, New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder’s outstanding 9% notes and the principal amount of the outstanding 9% notes tendered, (2) states that the tender is being made, and (3) guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the outstanding 9% notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent’s account at DTC of the outstanding 9% notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding 9% notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

A tender made through ATOP will be accepted if:

•	before midnight, New York City time, on the expiration date, the exchange agent receives an agent’s message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the outstanding 9% notes that they have received and agree to be bound by the notice of guaranteed delivery; and

•	the exchange agent receives, within three business days after the expiration date, either: (1) a book-entry conformation, including an agent’s message, transmitted via ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding 9% notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding 9% notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding 9% notes may be withdrawn at any time before midnight, New York City time, on the expiration date. To withdraw a tender of outstanding 9% notes in the exchange offer:

•	a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before midnight, New York City time, on the expiration date; or

•	you must comply with the appropriate procedures of ATOP.

Any notice of withdrawal must:

•	specify the name of the person having deposited the outstanding 9% notes to be withdrawn;

•	identify the outstanding 9% notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding 9% notes or, in the case of the outstanding 9% notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

•	be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding 9% notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding 9% notes to register the transfer of the outstanding 9% notes into the name of the person withdrawing the tender; and

•	specify the name in which any of these outstanding 9% notes are to be registered, if different from that of the person who deposited the outstanding 9% notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding 9% notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding 9% notes unless the outstanding 9% notes so withdrawn are validly retendered. Any outstanding 9% notes that have been tendered but are not accepted for exchange will be returned to the holder of the outstanding 9% notes without cost to the holder or, in the case of outstanding 9% notes tendered by book-entry transfer, into the holder’s account at DTC according to the procedures described above. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding 9% notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time before the expiration date.

Conditions

The exchange offer is subject only to the following conditions:

•	the compliance of the exchange offer with securities laws;

•	the proper tender of the outstanding 9% notes;

•	the representation by the holders of the outstanding 9% notes that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in the distribution of the exchange notes; and

•	no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

Exchange Agent

LaSalle Bank National Association, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for the outstanding 9% notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Registered or Certified Mail, Hand Delivery or Overnight Courier:

LaSalle Bank National Association

135 S. LaSalle Street, Suite 1960

Chicago, Illinois 60603

Attention:        Greg Clark, Corporate Trust

By Facsimile Transmission:

(for eligible institutions only)

(312) 904-2236

Attention:        Greg Clark, Corporate Trust

To Confirm by Telephone or for Information:

(312) 904-2236

Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

We will bear the expenses of soliciting holders of outstanding 9% notes to determine if such holders wish to tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding 9% notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding 9% notes as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Participation in the Exchange Offer; Untendered Outstanding 9% Notes

Participation in the exchange offer is voluntary. Holders of outstanding 9% notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all of the outstanding 9% notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of outstanding 9% notes who do not tender in the exchange offer will continue to hold their outstanding 9% notes and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding 9% notes under the indenture. Holders of outstanding 9% notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See “Description of the Exchange Notes”. All untendered outstanding 9% notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent the outstanding 9% notes are tendered and accepted, there will be fewer outstanding 9% notes remaining following the exchange, which could significantly reduce the liquidity of the untendered notes.

We may in the future seek to acquire our untendered outstanding 9% notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the outstanding 9% notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding 9% notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding 9% notes that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under our registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. Because we are exchanging the outstanding 9% notes for the exchange notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

The proceeds of the offering of outstanding 9% notes, which amounted to approximately $125 million, along with borrowings of approximately $55 million under our amended and restated credit facility and cash on hand, were used (a) to refinance all amounts outstanding under our former senior credit facility, (b) to purchase certain assets from Commonwealth, the proceeds of which were used by Commonwealth to purchase or redeem its senior subordinated notes and to purchase all outstanding receivables previously sold under its receivables purchase agreement and terminate that agreement, and (c) pay fees and expenses related to these transactions and the merger.

We have agreed to pay for the expenses of the exchange offer. In exchange for issuing the exchange notes as contemplated in this offering, we will receive outstanding 9% notes in the same principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding 9% notes, except as described above under “The Exchange Offer—Terms of the Exchange Offer.” The outstanding 9% notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of earnings (loss) before income tax expense (benefit) and minority interest, plus cash dividends received from equity interests less (plus) the equity income (loss) recorded. Fixed charges consist of interest expense, including amortization of debt issuance costs and interest capitalized and the interest portion of rental expense.

The pro forma ratio of earnings to fixed charges for the year ended December 31, 2004 gives effect to the merger and related financing transactions as if such transactions had occurred on January 1, 2004. The pro forma information presented below should be read in conjunction with “Selected Aleris Consolidated Financial Data,” “Selected Commonwealth Consolidated Financial Data,” and “Unaudited Pro Forma Condensed Combined Financial Data” appearing elsewhere in this prospectus. For fiscal 2000, 2001, 2003 and 2004, earnings were insufficient to cover fixed charges by approximately $3.0 million, $7.1 million, $2.3 million and $16.3 million, respectively. For the twelve months ended December 31, 2004, on a pro forma basis, earnings were insufficient to cover fixed charges by approximately $15.5 million.

	Year ended December 31,					Pro forma Twelve months ended December 31, 2004
	2000	2001	2002	2003	2004
	(Amounts in thousands)
Earnings:
Income (loss) before income taxes and minority interests	$411	$(4,639)	$11,268	$(1,496)	$(16,139)	$(15,363)
(Less)/Add: Equity (earnings) losses	(3,060)	(3,131)	(2,403)	(789)	267	267
Add: Dividends	750	1,054	2,828	150	—	—

Sub-total:	(1,899)	(6,716)	11,693	(2,135)	(15,872)	(15,096)
Add: Total fixed charges (per below)	19,954	12,581	11,255	17,945	31,638	48,708
Less: Interest capitalized	1,067	336	212	152	436	457

Total Earnings	16,988	5,529	22,736	15,658	15,330	33,155

Fixed Charges:
Interest expense, including interest capitalized	18,557	11,374	9,939	15,958	29,226	45,342
Portion of rental expense representative of the interest factor	1,397	1,207	1,316	1,987	2,412	3,366

Total fixed charges	19,954	12,581	11,255	17,945	31,638	48,708

Ratio of Earnings to Fixed Charges	N/A	N/A	2.0	N/A	N/A	N/A

SELECTED ALERIS CONSOLIDATED FINANCIAL DATA

The following selected financial data as of and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 have been derived from Aleris’ audited consolidated financial statements.

The selected financial data of Aleris set forth below should be read in connection with Aleris’ financial statements and the related notes, “Management’s discussion and analysis of financial condition and results of operations,” and the other financial information incorporated by reference in the registration statement of which this prospectus forms a part. Historical results are not necessarily indicative of results that may be expected for any future period.

The acquisition of Commonwealth on December 9, 2004 and the consolidation of the financial condition and results of operations of Aleris’ German subsidiary, VAW-IMCO Guss and Recycling GmbH (VAW-IMCO), into Aleris’ consolidated financial statements effective March 1, 2003, affects the comparability of certain information for the periods presented.

	Year ended December 31,
	2000	2001	2002	2003	2004
	(Amounts in thousands, except per share information)
Statement of operations data(1):
Revenues	$846,939	$689,337	$687,168	$892,015	$1,226,597
Cost of sales	799,586	656,013	640,696	837,428	1,148,634

Gross profit	47,353	33,324	46,472	54,587	77,963
Selling, general and administrative expense	27,334	22,686	26,549	38,808	54,507
Amortization expense(2)	4,374	4,299	—	—	—
Fees on receivables sale	1,082	3,372	1,698	843	—
Interest expense(3)	17,490	11,038	9,727	15,806	28,790
Restructuring and merger related charges	—	—	—	—	10,754
Other (income) expense, net	(278)	(301)	(367)	1,415	(216)
Equity in net (earnings) loss of affiliates	(3,060)	(3,131)	(2,403)	(789)	267

Earnings (loss) before income taxes, minority interests and cumulative effect of accounting change	411	(4,639)	11,268	(1,496)	(16,139)
Provision for (benefit from) income taxes	(424)	(2,243)	3,843	(1,244)	7,484

Earnings (loss) before minority interests and cumulative effect of accounting change, net of tax benefit	835	(2,396)	7,425	(252)	(23,623)
Minority interests, net of provision for income taxes	552	326	561	560	214

Earnings (loss) before cumulative effect of accounting change	283	(2,722)	6,864	(812)	(23,837)
Cumulative effect of accounting change, net of tax benefit(2)	—	—	(58,730)	—	—

	Year ended December 31,
	2000	2001	2002	2003	2004
	(Amounts in thousands, except per share information)

Net earnings (loss)	$283	$(2,722)	$(51,866)	$(812)	$(23,837)

Net earnings (loss) per common share:
Basic before accounting change	$0.02	$(0.18)	$0.47	$(0.06)	$(1.51)
Cumulative effect of accounting change	—	—	(4.04)	—	—

Basic earnings (loss) per share	$0.02	$(0.18)	$(3.57)	$(0.06)	$(1.51)

Diluted before accounting change	$0.02	$(0.18)	$0.47	$(0.06)	$(1.51)
Cumulative effect of accounting change	—	—	(4.01)	—	—

Diluted earnings (loss) per share	$0.02	$(0.18)	$(3.54)	$(0.06)	$(1.51)

Weighted average shares outstanding:
Basic	15,353	14,978	14,548	14,473	15,793
Diluted	15,436	14,978	14,655	14,473	15,793
Dividends declared per common share	$0.24	$—	$—	$—	$—
Balance sheet data (at end of period)(1):
Cash	$5,014	$3,301	$6,873	$14,760	$17,828
Current assets, including cash	96,737	80,533	90,671	228,418	535,809
Property and equipment, net	196,133	186,931	187,451	219,668	432,779
Total assets	433,671	406,954	351,410	550,734	1,070,724
Current maturities of long-term debt	112	75	94,075	33,017	61
Long-term debt (excluding current maturities)	128,786	125,314	14,550	223,176	412,338
Stockholders’ equity	181,857	168,893	116,865	121,745	282,670
Statement of cash flows data:
Net cash from (used by) operating activities	$140,938	$21,003	$38,443	$(8,252)	$2,103
Net cash from (used by) investing activities	(39,115)	(13,998)	(16,344)	(5,222)	(38,889)
Net cash from (used by) financing activities	(99,248)	(8,598)	(18,381)	20,711	38,716
Payments for property and equipment	(37,701)	(9,858)	(19,313)	(20,807)	(44,825)

(1)	Aleris’ financial condition and results of operations have been affected by acquisitions of facilities and companies during certain of the periods presented. Statement of operations data and balance sheet data as of and for the years ended December 31, 2004 and 2003 reflect the consolidation of the results of operations and financial condition of Aleris’ former 50%-owned joint venture, VAW-IMCO, which prior to March 1, 2003 had been accounted for under the equity method of accounting. In addition, the statement of operations data and balance sheet data as of and for the year ended December 31, 2004 reflect the consolidation of the results of operations and financial condition of Commonwealth since the date of its acquisition.

(2)	See Note P—“Goodwill” of the notes to Aleris’ historical consolidated financial statements incorporated by reference in this registration statement regarding the goodwill impairment charge recorded as a cumulative effective of an accounting change and the discontinuance of goodwill amortization expense.

(3)	Certain amounts have been reclassified from amortization expense to interest expense for the years ended December 31, 2000 and 2001.

SELECTED COMMONWEALTH CONSOLIDATED FINANCIAL DATA

The following selected data as of and for the years ended December 31, 2003, 2002 and 2001 have been derived from Commonwealth’s audited consolidated financial statements that have been restated to reflect the presentation of Commonwealth’s Alflex subsidiary as discontinued operations. The restated consolidated financial statements for 2000 have not been audited.

The selected financial data set forth below should be read in connection with Commonwealth’s financial statements and the related notes, “Management’s discussion and analysis of financial condition and results of operations,” and the other financial information incorporated by reference in the registration statement of which this prospectus forms a part. Historical results are not necessarily indicative of results that may be expected for any future period.

	Year ended December 31,
	2000	2001	2002	2003
	(Amounts in thousands, except per share information)
Statement of operations data:
Net sales	$990,961	$801,786	$853,849	$817,711
Cost of goods sold	923,977	774,895	804,637	769,402

Gross profit	66,984	26,891	49,212	48,309
Selling, general and administrative expense	38,703	41,187	34,428	34,317
Amortization of goodwill(1)	2,736	2,248	—	—
Interest expense	21,499	16,635	15,854	15,506
Other (income) expense, net	(1,975)	(907)	(1,636)	(1,771)
Restructuring and other charges(2)	—	—	—	—
Asset impairment charges(3)	—	167,267	—	—

Earnings (loss) from continuing operations before provision for (benefit from) income taxes and cumulative effect of accounting change	6,021	(199,539)	566	257
Provision for (benefit from) income taxes	311	135	(2,357)	115

Earnings (loss) from continuing operations before cumulative effect of accounting change, net of tax benefit	5,710	(199,674)	2,923	142

Discontinued operations:
Income (loss) from operations before income taxes	(2,184)	6,187	6,258	(29,007)
(Loss) on disposition	—	—	—	—
Income tax expense	35	65	65	69

Income (loss) from discontinued operations	(2,219)	6,122	6,193	(29,076)
Cumulative effect of accounting change, net of tax benefit(1)	—	—	(25,327)	—

Net earnings (loss)	$3,491	$(193,552)	$(16,211)	$(28,934)

Net earnings (loss) per common share:
Basic before discontinued operations and accounting change	$0.34	$(12.15)	$0.18	$(0.01)
Income (loss) from discontinued operations	(0.13)	0.37	0.39	(1.82)
Cumulative effect of accounting change	—	—	(1.58)	—

Basic earnings (loss) per share	$0.21	$(11.78)	$(1.01)	$(1.81)

Diluted before discontinued operations and accounting change	$0.34	$(12.15)	$0.18	$0.01
Income (loss) from discontinued operations	(0.13)	0.37	0.38	(1.81)
Cumulative effect of accounting change	—	—	(1.57)	—

Diluted earnings (loss) per share	$0.21	$(11.78)	$(1.01)	$(1.80)

	Year ended December 31,
	2000	2001	2002	2003
	(Amounts in thousands, except per share information)
Weighted average shares outstanding:
Basic	16,567	16,428	15,994	16,011
Diluted	16,573	16,428	16,097	16,075
Dividends declared per common share	$0.20	$0.20	$0.20	$0.10

Balance sheet data (at end of period):
Cash	$11,126	$6,292	$13,199	$—
Current assets, including cash	233,468	211,709	227,207	211,014
Property and equipment, net	239,042	134,302	131,038	127,610
Total assets	655,768	440,289	429,158	380,116
Current maturities of long-term debt	—	—	—	—
Long-term debt (excluding current maturities)	125,000	125,000	125,000	125,000
Stockholders’ equity	338,393	134,166	107,187	78,138
Statement of cash flows data:
Net cash from (used by) operating activities	$27,949	$(17,298)	$4,378	$(655)
Net cash from (used by) investing activities	(18,232)	(8,697)	(15,952)	(15,958)
Net cash from (used by) financing activities	(1,887)	556	(1,638)	(654)
Payments for property and equipment	(18,282)	(8,797)	(15,975)	(16,116)

(1)	See Note 3—“Goodwill” of the notes to Commonwealth’s historical consolidated financial statements incorporated by reference in the registration statement of which this prospectus forms a part regarding the goodwill impairment charge recorded as a cumulative effect of an accounting change and the goodwill impairment charge recorded as part of operations and the discontinuance of goodwill amortization.

(2)	See Note 18—“Restructuring Charges” of the notes to Commonwealth’s historical consolidated financial statements incorporated by reference in the registration statement of which this prospectus forms a part regarding the restructuring charges.

(3)	See Note 2—“Asset Impairment Charges” of the notes to Commonwealth’s historical consolidated financial statements incorporated by reference in the registration statement of which this prospectus forms a part regarding the asset impairment charge.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial data for the year ended December 31, 2004 have been derived from Aleris’ audited consolidated financial statements and Commonwealth’s unaudited consolidated financial statements.

The unaudited pro forma condensed combined financial data reflect the pro forma adjustments relating to the merger transaction involving Aleris and Commonwealth, including the fair value of the Aleris common stock issued as consideration in exchange for the outstanding shares of Commonwealth common stock, and the estimated fair values of Commonwealth’s assets and liabilities. The actual adjustments that will result from the merger transaction will be based on further evaluations and may differ from the adjustments reflected herein. Also, the pro forma financial data reflect the refinancing of a significant portion of the companies’ indebtedness. This refinancing was accomplished by the issuance of $125 million principal amount of unsecured 9% senior notes due 2014 and borrowings under an amended and restated senior revolving credit facility.

The unaudited pro forma operating data set forth below is not necessarily indicative of the results that actually would have been achieved had the merger or the other financing transactions related to the merger been consummated on January 1, 2004, or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not include any adjustments related to restructuring charges, profit improvements, potential cost savings or one-time charges which may result from the merger transaction, except to the extent these charges and improvements have already been realized. The unaudited pro forma condensed combined financial data also do not include any adjustments as a result of final valuations of tangible and intangible assets and liabilities. We urge you to read this information in conjunction with Aleris’ “Management’s discussion and analysis of financial condition and results of operations”, and Aleris’ consolidated financial statements and notes thereto, included in Aleris’ Annual Report on Form 10-K and Current Report on Form 8-K (and amendments to those forms), as applicable, incorporated by reference in this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(In thousands, except per share data)

Aleris Historical	Commonwealth Historical*	PRO FORMA ADJUSTMENTS	Pro Forma Combined(F)
Merger Transaction	Financing Transactions
Revenues	$1,226,597	$1,071,336	$(26,616	)(D)	$—	$2,271,317
Cost of sales	1,148,634	1,011,279	(26,616 6,216 (22,040	)(D) (B) ) (G)	—	2,117,473

Gross profit	77,963	60,057	15,824	—	153,844

Selling, general and administrative expense	54,507	37,668	—	—	92,175
Interest expense	28,790	15,355	—	740	(C)	44,885
Restructuring and other charges	10,754	22,987	—	—	33,741
Other (income) expense, net	(216)	(1,645)	—	—	(1,861)
Equity in net loss of affiliates	267	—	—	—	267

Earnings (loss) from continuing operations before provision for income taxes and minority interests	(16,139)	(14,308)	15,824	(740)	(15,363)
Provision for income taxes	7,484	130	—	—	7,614	(E)

Earnings (loss) from continuing operations before minority interests	(23,623)	(14,438)	15,824	(740)	(22,977)
Minority interests, net of provision for income taxes	214	—	—	—	214

Earnings (loss) from continuing operations	$(23,837)	$(14,438)	$15,824	$(740)	$(23,191)

Net earnings (loss) per share:
Basic net earnings (loss) per share:
Earnings (loss) from continuing operations	$(1.51)	$(0.89)	$(0.82)
Diluted net earnings (loss) per share:
Earnings (loss) from continuing operations	$(1.51)	$(0.89)	$(0.82)
Weighted average shares outstanding (A):
Basic	15,793	16,261	28,384
Diluted	15,793	16,261	28,384

*	Historical Commonwealth amounts are for the eleven months ended November 30, 2004 since the results of Commonwealth are included in the consolidated Aleris results beginning December 1, 2004.

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(All dollar amounts, except per share amounts, are in thousands)

The unaudited pro forma condensed combined statement of operations reflect the following pro forma adjustments as further described below:

A) Pro forma combined basic and diluted shares include adjustments to reflect the impact of the exchange ratio of 0.815 of a share of Aleris common stock for each share of outstanding Commonwealth common stock and the outstanding Commonwealth stock options assumed by Aleris in connection with the merger transactions.

B) To reflect the incremental depreciation expense on the write-up of property, plant and equipment based upon preliminary appraised values and useful lives.

C) To reflect the estimated incremental interest expense resulting from the financing transactions.

D) To eliminate revenues and cost of sales between Aleris and Commonwealth.

E) Substantially all of Commonwealth’s operations are in the United States. For the eleven months ended November 30, 2004, Commonwealth recorded a loss before taxes of $14,308, with income tax expense of $130. For the year ended December 31, 2004, as a result of higher interest expense and restructuring and merger related charges, Aleris reported net operating losses for U.S. federal income tax purposes. Management determined the need at year end 2004 for a valuation allowance against the domestic net deferred tax assets that existed prior to the acquisition of Commonwealth. This determination was based on the fact that we changed from a net deferred tax liability position to a net deferred tax asset position as of the end of 2004, combined with the negative evidence of current year tax losses and cumulative losses in recent years. Even though we are projecting future taxable income, management did not believe that this subjective positive evidence was enough to overcome the objective negative evidence of current year tax losses and cumulative losses in recent years to conclude that it is more likely than not that our future taxable income will be substantial enough to realize our net domestic deferred tax assets. The acquisition of Commonwealth resulted in $21.3 million of additional net deferred tax assets. We have recorded a full valuation allowance against these net deferred tax assets through purchase accounting, again due to Commonwealth’s historical cumulative losses in recent years prior to the acquisition.

No additional tax effect has been reflected in the pro forma condensed combined statement of operations for the year ended December 31, 2004 as a full valuation allowance has been established for the net deferred tax asset position of the Company.

F) During the eleven months ended November 30, 2004 Commonwealth recorded the following special items: (a) severance and professional fees in relation to the merger transaction with Aleris of $18,138; and (b) closure expenses for its King’s Mountain, North Carolina tube facility of $7,058, including $2,208 of inventory write-downs classified within cost of sales.

G) To reflect the impact of conforming Commonwealth’s method of accounting for inventory with Aleris’ method. Commonwealth had applied the LIFO method to value its inventories while Aleris has applied the average cost and specific identification methods.

BUSINESS

Company overview

We are a global leader in aluminum recycling and the production of specification alloys and a leading manufacturer of common alloy sheet. We also are a recycler of zinc and a leading U.S. manufacturer of zinc oxide and zinc dust. We possess a combination of low cost and flexible recycling and manufacturing operations. Our facilities are strategically located and well-positioned to service our customers, which include a number of the world’s largest companies in the transportation, containers and packaging, building and construction and metal distribution industries. On a pro forma basis, revenues from our aluminum operations represented 91% of our total pro forma revenues of $2.3 billion for the year ended December 31, 2004.

We offer customers a wide range of metals recycling services and specification alloy products through our aluminum and zinc production facilities, which include both U.S. and international operations. Our aluminum recycling operations convert scrap and dross (a by-product of the aluminum melting process) and deliver the recycled aluminum in molten or ingot form. Our specification alloys operations purchase and convert aluminum scrap and other metals into molten or ingot form. Our specification alloys provide specific properties (including increased strength, formability and wear resistance), as specified by our customers for their particular applications. In addition, we recycle zinc metal for use in the manufacture of galvanized steel and produce value-added zinc products, primarily zinc oxide and zinc dust, which are used in the vulcanization of rubber products, the production of corrosion-resistant paint, and in other specialty chemical applications. For the fiscal year ended December 31, 2004, 59% of the total pounds processed by our recycling and alloy operations were under “tolling” arrangements, where we convert customer-owned scrap and dross and return the recycled metal to our customers for a fee. Tolling arrangements eliminate our commodity exposure and reduce our overall working capital requirements. Our recycling and alloying production network operates 24 strategically located production plants, 19 of which are located in the United States, two in Germany, and one in each of Brazil, Mexico and Wales. For the fiscal year ended December 31, 2004, we processed 3.4 billion pounds of recycled metal, specification alloys and zinc products, which accounted for 50% of our total pro forma 2004 revenues.

We are also one of North America’s leading manufacturers of common alloy aluminum sheet, which we produce using the continuous casting process as well as the direct-chill rolling ingot casting process. Substantially all of our aluminum sheet products are tailored in response to specific customer orders, including the incorporation of value-added coatings. We sell the majority of our products to end-users for use in building and construction products, transportation equipment and automotive parts, and consumer durables, as well as to distributors. We have four production facilities located in the U.S. that provide common alloy sheet to all of the major aluminum consuming regions in the U.S. and Canada. Shipments of common alloy sheet products for the fiscal year ended December 31, 2004 totaled 1.0 billion pounds and accounted for 50% of our total pro forma 2004 revenues.

Employees

As of January 1, 2005, we had a total of approximately 3,200 employees, consisting of approximately 900 employees engaged in administrative and supervisory activities and 2,300 employees engaged in manufacturing, production and maintenance functions. Collectively, approximately 1,010 of our domestic employees are covered by collective bargaining agreements. One of these agreements covering 142 employees will expire and require renegotiation in September 2005. Labor relations with our employees have been satisfactory.

Properties and facilities

Our production and manufacturing facilities are listed below by segment.

Segment	Location	Owned/Leased
Aluminum Recycling	Uhrichsville, Ohio	Owned

	Coldwater, Michigan	Owned

	Morgantown, Kentucky	Owned

	Post Falls, Idaho	Owned

	Shelbyville, Tennessee	Owned

	Sapulpa, Oklahoma	Owned

	Saginaw, Michigan	Owned

	Loudon, Tennessee	Owned

	Chicago Heights, Illinois	Owned

	Goodyear, Arizona	Leased

	Bedford, Indiana	Owned

	Elyria, Ohio	Owned

	Rock Creek, Ohio	Owned

Rolled Products	Lewisport, Kentucky	Owned

	Uhrichsville, Ohio	Owned

	Carson, California	Owned

	Bedford, Ohio	Leased

International	Töging, Germany	Owned

	Grevenbroich, Germany	Owned

	Monterrey, Mexico	Owned

	Swansea, Wales	Leased

	Pindamonhangaba, Brazil	Owned

Zinc	Houston, Texas(2)	Owned

	Clarksville, Tennessee	Owned

	Millington, Tennessee	Owned

	Coldwater, Michigan	Owned

	Spokane, Washington	Leased

Substantially all of our real property, fixtures and equipment at our domestic aluminum recycling and zinc facilities are mortgaged to secure indebtedness under our 10 3/8% senior secured notes due 2010. See “Description of Other Indebtedness.”

The average operating rates for our wholly owned domestic aluminum recycling and zinc facilities for 2004, 2003, and 2002 were 84%, 73% and 79% of stated capacity. As the result of our Bedford, Indiana facility ceasing melting operations in 2001, certain of its assets were transferred to our other facilities. During 2002, we provisionally suspended operations at our Wendover, Utah facility, and during the fourth quarter of 2003, we permanently closed the facility. In addition, in August 2003 we provisionally suspended operations at our Rockwood, Tennessee plant, which we closed in December 2004.

General Motors has an option to acquire our Saginaw, Michigan facility under its long-term supply agreement with us. This option is exercisable under certain conditions beginning in 2006. If the supply agreement with GM were terminated, GM would then have an option to acquire ownership of the Saginaw facility.

In Louisville, Kentucky, we currently lease approximately 26,000 square feet for our rolled products segment offices. In Irving, Texas, we currently lease approximately 40,000 square feet of office space for financial, accounting and administrative support functions. In Houston, Texas, our zinc segment owns approximately 30,000 square feet of office space for financial and management functions for our zinc operations. We also have three zinc distribution and sales offices that we lease, which are located in Los Angeles, California, Chicago, Illinois and Pittsburgh, Pennsylvania.

In December 2004, we relocated our principal executive corporate offices to Beachwood, Ohio, and have leased approximately 20,000 square feet there for those purposes. Our aluminum recycling segment offices will also be based at that location while the rolled products segment will be moving to smaller commercial headquarters in Louisville, Kentucky in April 2005 when the current lease expires. It is anticipated that the Irving, Texas location will be consolidated to a smaller area through the course of 2005 and the remaining space is expected to be sublet.

Environmental

Our operations are subject to federal, state, local and foreign environmental laws and regulations, which govern, among other things, air emissions, wastewater discharges, the handling, storage, and disposal of hazardous substances and wastes, the remediation of contaminated sites, and employee health and safety. Future environmental regulations may be expected to impose stricter compliance requirements on the industries in which we operate. Additional equipment or process changes at some of our facilities may be needed to meet future requirements.

We have been named as a potentially responsible party in certain proceedings initiated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act and similar state statutes and may be named a potentially responsible party in other similar proceedings in the future. It is not anticipated that the costs incurred in connection with the presently pending proceedings will, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

We are performing operations and maintenance (O&M) at two Superfund sites for matters arising out of past waste disposal activity associated with closed facilities. We are also under orders by agencies in four states for environmental remediation at five sites, two of which are located at our operating facilities.

Our aggregate loss contingency accrual for environmental matters was $6.4 million and $1.0 million at December 31, 2004 and 2003, respectively, which covered all environmental loss contingencies that we have determined to be probable and reasonably estimable. Although the outcome of any such matters, to the extent they exceed any applicable accrual, could have a material adverse effect on our consolidated results of operations or cash flows for the applicable period, we currently believe that any such outcome would not have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

The processing of scrap generates solid waste in the form of salt cake and baghouse dust. This material is disposed of at off-site landfills or at permitted landfills at our Sapulpa, Oklahoma and Morgantown, Kentucky facilities. If salt cake were ever classified as a hazardous waste in the U.S., the costs to manage and dispose of it would increase, which could result in significant increased expenditures.

The two landfill sites we own have finite lives and we incur costs related to retiring them. The amounts recognized for landfill asset retirement obligations as of December 31, 2004, were $4.9 million for our Morgantown, Kentucky landfill and $0.8 million for our Sapulpa, Oklahoma landfill. The related asset retirement cost for each facility was capitalized as a long-lived asset (asset retirement cost), which is to be amortized over the remaining useful life of the landfills. We spent $2.4 million in 2004 and expect to spend approximately $2.5 million in 2005 for expansion of our landfill at Morgantown, Kentucky. Our accruals related to our landfills are not required by any government or court order or administrative action. See Note L—“Asset Retirement Obligations” of the Notes to Aleris’ historical consolidated financial statements incorporated by reference in this registration statement.

Our total expenditures for capital improvements regarding environmental control facilities for 2005 and 2006 are currently expected to be $7.5 million.

Legal proceedings

We are a party from time to time to what we believe are routine litigation and proceedings considered part of the ordinary course of our business. We believe that the outcome of such existing proceedings would not have a material adverse effect on our financial position or results of operations.

DESCRIPTION OF OTHER INDEBTEDNESS

Amended and Restated Senior Credit Agreement

Concurrently with the completion of the merger, we amended and restated our senior credit facility. We and each of our domestic wholly owned subsidiaries are borrowers under the amended and restated senior credit agreement.

The amended and restated senior credit agreement provides for revolving loan availability up to $325.0 million, plus an option allowing the borrowers to increase that amount to $375.0 million without additional approval from the lenders under this facility, so long as the lending party is reasonably satisfactory to the administrative agent. The facility contains a sublimit of $30.0 million for letters of credit. Borrowings are limited to the sum of (1) up to 85% of eligible billed accounts receivable, (2) up to 75% of eligible unbilled accounts receivable, subject to certain formulaic limitations, and (3) up to 75% of eligible inventory. Inventory advances may not exceed 85% of the net orderly liquidation value of the inventory as determined by an independent appraisal, less certain reserves that the lenders may impose. The inventory portion of the borrowing base also is limited to the sum of 85% of eligible billed accounts receivable, plus the lesser of 75% of eligible unbilled accounts receivable and an eligible unbilled receivables sublimit established by formula. The borrowing base also is subject to reserves customary for asset based lenders which are established by the administrative agent. The facility will mature on December 9, 2008.

Interest is payable, at our option, at rates per annum equal to: (1) the greater of (x) a base rate equal to PNC Bank, National Association’s prime rate or (y) a federal funds rate plus  1/2%, in each case plus an applicable margin spread; or (2) a LIBOR-based rate plus an applicable margin spread. Commitment fees based on facility usage are due quarterly. The applicable margin spread and the per annum percentage used to calculate the unused commitment fee are determined by reference to a pricing schedule, which is based on the sum of undrawn availability under this facility and unrestricted cash of the borrowers. The applicable margin spread ranges (a) for base rate and federal funds rate loans, from 100 to 175 basis points, and (b) for LIBOR-based loans, from 200 to 275 basis points. Loans may be prepaid at any time without premium or penalty, other than costs associated with prepayments of Eurodollar advances.

This facility is secured by a first priority lien on (1) all of our and our domestic subsidiaries’ domestic wholly owned accounts receivable, inventory, cash and cash equivalents, and certain general intangibles, contract rights, rights to payment of money, instruments, documents, chattel paper and investment property related thereto, (2) to the extent permitted by the terms of our 10 3/8% senior secured notes, all common and/or voting stock of each borrower’s domestic wholly owned subsidiaries and 65% of the common and/or voting stock of each borrower’s first tier foreign subsidiaries, and (3) all proceeds and products thereof. Domestic wholly owned subsidiaries created or acquired by us are required to guarantee or be jointly and severally liable for the indebtedness under this facility.

The credit agreement contains customary covenants, including restrictions on our ability to (1) incur new debt, (2) sell or acquire assets or businesses, (3) pay dividends or repurchase shares of capital stock, (4) make capital expenditures, investments and acquisitions, (5) prepay indebtedness, (6) grant liens, (7) enter into transactions with affiliates and (8) merge or consolidate with other entities. At any time that our undrawn availability under this facility is less than $50.0 million, we will also be required to maintain a minimum fixed charge coverage ratio of 1.1 to 1.0 (calculated based on the combined operating results of our parent entity and our wholly owned domestic subsidiaries).

Under the terms of this facility, and subject to applicable grace periods, in certain circumstances an event of default will occur upon non-payment of principal or interest when due under the credit agreement or upon the occurrence of certain changes in control of the ownership of Aleris or any of the other events of default set forth in the credit agreement. In addition, an event of default under this facility will be deemed to have occurred if we have defaulted under certain of our other outstanding obligations, including, without limitation, our 10 3/8%

senior secured notes or the 9% notes. Violations of various affirmative and negative covenants may also cause an event of default under the facility. If at any time during specified periods the undrawn availability under this facility falls below $50.0 million, we become subject to a fixed charge covenant ratio of 1.1 to 1.0; a violation of this financial covenant, if not cured, could constitute an event of default under the facility. If an event of default occurs under the facility, the lenders under the facility will be entitled to accelerate the amounts due under the facility and may require all such amounts to be paid in full immediately. The lenders under the facility may also exercise all remedies permitted to be exercised by a secured creditor under the security documents and instruments that secure the credit facility and under the Uniform Commercial Code.

10 3/8% Senior Secured Notes due 2010

On October 6, 2003, we issued $210,000,000 aggregate principal amount of our 10 3/8% senior secured notes due 2010. Interest on the 10 3/8% senior secured notes is payable on April 15 and October 15 of each year. The 10 3/8% senior secured notes mature on October 15, 2010, and we may redeem some or all of such notes at any time on or after October 15, 2007 at prices ranging from 100.000% to 105.188% (depending on the date of redemption) of the principal amount of such notes plus accrued and unpaid interest. The indenture governing the 10 3/8% senior secured notes contains covenants that limit our ability to, among other things, (1) incur additional debt, (2) make restricted payments, including paying cash dividends or making investments, (3) sell or dispose of assets, including capital stock of subsidiaries, (4) engage in sale-leaseback transactions, (5) create liens on our or our subsidiaries’ assets, (6) restrict the receipt of distributions from our restricted subsidiaries, (7) engage in transactions with affiliates, and (8) merge or consolidate or sell substantially all of our or our subsidiaries’ assets.

Our 10 3/8% senior secured notes are our senior obligations and are guaranteed on a senior basis by all of our existing wholly owned domestic subsidiaries that are co-borrowers under our senior credit facility and any future restricted domestic subsidiaries. The 10 3/8% senior secured notes are not guaranteed by any of our current or future foreign subsidiaries. The 10 3/8% senior secured notes and guarantees are secured by first-priority liens, subject to permitted liens, on the real property, fixtures and equipment relating to certain of our wholly owned domestic operating plants and on the fixtures and equipment relating to certain of our leased domestic operating plants and in cash proceeds from the repayment of a 20,000,000 Euro intercompany loan made by us to VAW-IMCO in 2003 that is held in a collateral account. The liens securing the 10 3/8% senior secured notes do not extend to any of our inventory, accounts receivable and related property (which secure the debt under our senior credit facility) or to any of our foreign real or personal property.

At any time prior to October 15, 2006, we may redeem up to 35% of the aggregate principal amount of the 10 3/8% senior secured notes with the proceeds of one or more equity offerings of our common shares, at a redemption price of 110.375% of the principal amount of the 10 3/8% senior secured notes, together with accrued and unpaid interest, if any, to the date of redemption. Upon certain “changes in control” involving our company, each holder of the 10 3/8% senior secured notes will have the right to require us to repurchase the 10 3/8% senior secured notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

In February 2005, in accordance with the terms of the indenture governing the 10 3/8% senior secured notes, we commenced an offer to purchase up to $5.5 million of the outstanding 10 3/8% senior secured notes at a purchase price equal to the face amount of such notes, plus interest accrued and unpaid thereon. On March 9, 2005, following the expiration date of the offer to purchase, we purchased $1.2 million in principal amount of 10 3/8% senior secured notes (representing all that had been validly tendered).

Pursuant to the terms of the indenture governing our 10 3/8% senior secured notes, and subject to applicable grace periods, in certain circumstances an event of default will occur upon non-payment of principal or interest when due under the 10 3/8% senior secured notes or any of the other events set forth in the indenture. In addition, an event of default under the 9% notes will be deemed to have occurred if we have defaulted under certain other outstanding obligations, including, without limitation, our 10 3/8% senior secured notes or our amended and restated senior credit facility, and those obligations have been accelerated. The indenture contains various covenants that limit our ability to incur additional debt, pay cash dividends, sell assets and merge or consolidate. Violations of these covenants, if not cured, may constitute events of default under the indenture. If an event of default occurs under the 9% notes, the trustee under the indenture governing those notes or the holders of the notes will be entitled to accelerate the indebtedness under the notes and demand that it be paid in full immediately. The trustee, on behalf of the holders of the 10 3/8% senior secured notes, may also exercise all remedies permitted to be exercised by a secured creditor under the security documents and instruments that secure the 10 3/8% senior secured notes and under the Uniform Commercial Code.

Industrial revenue bonds

As of December 31, 2004 we had $19.4 million in industrial revenue bond indebtedness outstanding. These bonds were issued in four series in 1996, 1997, 1998 and 2004 to acquire, construct and install solid waste (landfill) facilities and a salt cake processing plant adjacent to our Morgantown, Kentucky plant. The interest rates on the 1996, 1997 and 1998 bonds range from 6.0% to 7.65% per annum; the 2004 bonds carry a variable rate (2.24% at December 31, 2004). The industrial revenue bonds mature in 2016, 2022, 2023 and 2027, respectively.

The bonds are an obligation of the City of Morgantown, Kentucky, but we are required, under the terms of a loan agreement with the city, to pay the indenture trustee loan payments in sufficient amounts to pay principal of and interest on the bond indebtedness when due and owing. These loan payments are unsecured obligations of ours. The loan agreements contain covenants that, if violated by us, may constitute events of default under the indentures. Upon an event of default under a bond indenture, the trustee may declare the principal of and interest on all such bonds then outstanding immediately due and payable, which may trigger defaults under the other bond indentures, the indentures for the 9% notes and the 10 3/8% senior secured notes, the amended and restated senior credit facility and certain other outstanding indebtedness of Aleris and its subsidiaries.

VAW-IMCO indebtedness

VAW-IMCO has two lines of credit available from two German commercial banks for its working capital needs. The total amount of credit available under these facilities is 15 million Euros ($20.3 million). During the second quarter of 2004, the terms of these credit facilities were renewed and extended, and these facilities now are scheduled to expire in April and May 2006. As of December 31, 2004, no amounts were outstanding under these lines of credit.

In November 2004, VAW-IMCO also entered into two credit agreements with the same banks for term loan facilities for up to an aggregate of 10 million Euros ($13.5 million), to fund the acquisition and construction of VAW-IMCO’s proposed new facility in Deizisau, Germany, near DaimlerChrysler AG’s foundry in Stuttgart. Each term loan facility provides for loans of up to five million Euros. One term loan facility expires on September 30, 2005 and provides for loans that each mature five years from the date of the borrowing. The other term loan facility expires on March 30, 2009. Each term loan facility bears interest at a floating rate based on EURIBOR pricing plus a margin of 1.15% per annum.

As of December 31, 2004, 6.0 million Euros ($8.1 million) was outstanding under these term loan facilities bearing interest at an average rate of 3.31%.

Each of these VAW-IMCO credit facilities contains financial and other restrictive covenants applicable to VAW-IMCO. Each of the credit facilities also contains specific restrictive covenants requiring VAW-IMCO to maintain its stockholder’s equity at not less than 22 million Euros, its equity ratio (percentage of total assets) to not less than 25% in the case of two of the facilities (and 27% in the case of the other two), and its interest coverage ratio at not less than 6.5.

Each of these VAW-IMCO credit facilities contains customary events of default for such facilities, including, without limitation, events of default triggered by non-payment of principal or interest when due thereunder and the breach of covenants contained therein. Such facilities may be terminated and the repayment of the amounts then outstanding thereunder way be accelerated upon an event of default.

DESCRIPTION OF THE EXCHANGE NOTES

On November 4, 2004, IMCO Recycling Escrow Inc., our direct wholly-owned subsidiary, issued $125 million aggregate principal amount of outstanding 9% notes under an Indenture, dated as of November 4, 2004 (as supplemented to the date hereof, the “Indenture”) between IMCO Recycling Escrow Inc. and LaSalle Bank National Association, as Trustee (the “Trustee”). On December 9, 2004, IMCO Recycling Escrow Inc. merged with and into Aleris International, Inc. Aleris International, Inc. was the surviving corporation under that merger and assumed all the obligations of IMCO Recycling Escrow Inc. under the Notes and the Indenture. Additionally, on December 9, 2004, the subsidiary guarantors guaranteed the obligations of Aleris International, Inc. under the Notes and the Indenture under a Supplemental Indenture dated as of December 9, 2004.

The exchange notes will be issued under the Indenture. The definitions of most of the initially capitalized terms used in the following summary are set forth below “—Certain Definitions.” The terms of the exchange notes will be identical in all material respects to the outstanding 9% notes, except that the exchange notes will not contain certain transfer restrictions and holders of the exchange notes will no longer have any registration rights or be entitled to additional interest.

The Trustee will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of outstanding 9% notes. Any outstanding 9% notes that remain outstanding after the consummation of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this section to “notes” or the “Notes” refer collectively to the outstanding 9% notes and exchange notes, and all references in this section to specified percentages in aggregate principal amount of the outstanding 9% notes will be deemed, at any time after the exchange offer is consummated, to be the same percentage in aggregate principal amount of the outstanding 9% notes and the exchange notes then outstanding.

The initial Guarantors of the outstanding 9% notes are, and of the exchange notes will be, the following Subsidiaries of the Company:

Alchem Aluminum, Inc.

Alchem Aluminum of Shelbyville, Inc.

Commonwealth Industries, Inc.

CA Lewisport, LLC

CI Holdings, LLC

Commonwealth Aluminum, LLC

Commonwealth Aluminum Concast, Inc.

Commonwealth Aluminum Lewisport, LLC

Commonwealth Aluminum Metals, LLC

Commonwealth Aluminum Sales Corporation

Commonwealth Industries, Inc.

Gulf Reduction Corporation

IMCO Energy Corp.

IMCO International, Inc.

IMCO Investment Company

IMCO Management Partnership L.P.

IMCO Recycling of California, Inc.

IMCO Recycling of Idaho Inc.

IMCO Recycling of Illinois Inc.

IMCO Recycling of Indiana Inc.

IMCO Recycling of Michigan L.L.C.

IMCO Recycling of Ohio Inc.

IMCO Recycling of Utah Inc.

IMCO Recycling Services Company

IMSAMET, Inc.

Indiana Aluminum Inc.

Interamerican Zinc, Inc.

MetalChem, Inc.

Rock Creek Aluminum, Inc.

Silver Fox Holding Company

U.S. Zinc Corporation

Western Zinc Corporation

Midwest Zinc Corporation

U.S. Zinc Export Corporation

All future restricted domestic subsidiaries will be required to guaranteed the notes as well. The notes will not be guaranteed by our current or future foreign subsidiaries.

For purposes of this section, references to the “Company,” “we,” “us” and “our” refer only to Aleris International, Inc. and not any of its Subsidiaries.

The exchange notes, like the outstanding 9% notes, will be senior unsecured obligations of the Company, ranking equal in right of payment with all other senior Indebtedness of the Company. The notes will be effectively subordinated (1) to all existing and future debt of the Company or any Guarantor which is secured by assets to the extent of the value of such assets and (2) to all existing and future liabilities of the Company’s Subsidiaries that are not Guarantors. As of December 31, 2004, the Company and the Guarantors had approximately $260.8 million of secured debt outstanding and approximately $194.0 million of unused commitments, net of outstanding letters of credit, under our amended and restated senior credit facility, and the Company’s Subsidiaries that are not Guarantors had approximately $8.1 million of debt outstanding.

The following description is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights and our obligations and the Guarantors’ obligations. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the Indenture may be obtained from us upon your request.

The outstanding 9% notes are, and the exchange notes will be, issue in fully registered form in denominations of $1,000 and integral multiples thereof. The Trustee will initially act as Paying Agent and Registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent and Registrar without notice to holders of the notes (the “Holders”). The Company will pay principal (and premium, if any) on the notes at the Trustee’s corporate office in New York, New York. At the Company’s option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders or by wire transfer if instructions therefore are furnished by a Holder. The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders of notes will have rights under the Indenture.

Principal, Maturity and Interest

The Notes are unlimited in aggregate principal amount; $125.0 million in aggregate principal amount of outstanding 9% notes were issued on November 4, 2004. The Notes will mature on November 15, 2014. Additional Notes may be issued from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” Interest on the Notes will accrue at the rate of

9% per annum and will be payable semiannually in cash on each May 15 and November 15 commencing on May 15, 2005, to the persons who are registered Holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

Optional Redemption. Except as described below, the Notes are not redeemable before November 15, 2009. Thereafter, the Company may redeem the Notes at its option, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below:

Year	Percentage
2009	104.500%
2010	103.000%
2011	101.500%
2012 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to November 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 109% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that

(1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

“Equity Offering” means a public or private sale for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Forms S-4 or S-8.

Selection and Notice of Redemption

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

(2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, then the notice of redemption that relates to such Note must state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Guarantees

Each existing and future Domestic Restricted Subsidiary (other than Imsamet of Arizona, any Receivables Entities and any future Domestic Restricted Subsidiaries that we designate as Unrestricted Subsidiaries pursuant to the Indenture will become Guarantors and will jointly and severally guarantee the Company’s obligations under the Indenture and the Notes on a senior unsecured basis. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The obligations of the Guarantors under the Guarantees rank equally in right of payment with all other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the obligations arising under the Guarantees. The Guarantees will be effectively subordinated to all existing and future debt of a Guarantor which is secured by assets to the extent of the value of such assets.

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation and Sale of Assets.” In the event a Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Guarantor is the surviving Person in such transaction, to a Person that is not the Company or a Restricted Subsidiary (other than a Receivables Entity), such Guarantor will be released from its obligations under its Guarantee if:

(1) the sale or other disposition is in compliance with the Indenture, including the covenant “—Limitation on Asset Sales”; and

(2) all of the obligations of such Guarantor under the Credit Agreement and related documentation and any agreements relating to any other Indebtedness of the Company or the Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Guarantor will be released from its obligations under the Indenture and its Guarantee (i) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture, (ii) upon the liquidation or dissolution of such Guarantor, or (iii) upon the occurrence of Legal Defeasance as described below under “—Legal Defeasance and Covenant Defeasance.”

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder’s right to require purchase of its Notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and the Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect to, the incurrence of such Indebtedness, the Company or any of the Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Coverage Ratio of the Company would have been at least 2.0 to 1.0.

In addition, the Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

The prohibitions set forth in the two immediately preceding paragraphs will not prohibit the incurrence of the following Indebtedness:

(1) Indebtedness of the Company and the Guarantors incurred pursuant to the Credit Facility and the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate amount up to the greater of (a) the Borrowing Base and (b) $325.0 million less (in the case of this clause (b)) all mandatory prepayments of principal thereof permanently reducing the commitments thereunder;

(2) guarantees by the Company, Guarantors and Foreign Subsidiaries (or any of them) of Indebtedness incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness of the Company or of a Guarantor, as the case may be, then the related guarantee shall be subordinated in right of payment to the Guarantee;

(3) indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however,

(a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; or

(b) if a Guarantor is the obligor on such Indebtedness and the Company or a Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Guarantees of such Guarantor; and

(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity); or

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity);

shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

(4) Indebtedness represented by (a) the Notes and the Guarantees issued on the Issue Date, the exchange notes and exchange guarantees evidencing the same Indebtedness as the Notes and the Guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10), (11) and (12)) outstanding on the Issue Date and (c) any Refinancing Indebtedness incurred in respect of any Indebtedness described in this clause (4) or clause (5) or incurred pursuant to paragraph (a) of this covenant;

(5) Indebtedness of a Person incurred and outstanding on the date on which such Person was acquired by the Company or a Restricted Subsidiary and became a Restricted Subsidiary or part of a Restricted Subsidiary or the Company or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or the Company (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (5);

(6) Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided, that in the case of Currency Agreements and Commodity Agreements, such agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements, Commodity Agreements and Interest Rate Agreements, such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond (in case of Interest Rate Agreements) in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries incurred without violation of the Indenture;

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, real property financings, conditional sale obligations, obligations under title retention agreements or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price, leasing, or cost of acquisition, construction, development or improvement of property or assets used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

(8) Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds, bankers’ acceptances, and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(11) Indebtedness of Foreign Subsidiaries incurred for working capital financing in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (11) and then outstanding, will not exceed $45.0 million at any one time outstanding; and

(12) in addition to the items referred to in clauses (1) through (11) above, Indebtedness of the Company and the Guarantors in an aggregate outstanding principal amount which when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (12) and then outstanding, will not exceed $30.0 million at any time outstanding.

The Indenture also permitted the Company to incur Indebtedness evidenced by Commonwealth’s 10 3/4% Senior Subordinated Notes due 2006 to the extent it was outstanding on the Merger Date, but provided that no later than as of the Merger Date, those Senior Subordinated Notes would be irrevocably called for redemption, and redeemed and discharged within 31 days after the Merger Date. On December 9, 2004, all Senior Subordinated Notes had been either purchased or redeemed, and the Indebtedness under such Senior Subordinated Notes was discharged as of that date.

The Company will not incur any indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Indebtedness of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Indebtedness. No Guarantor will incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Indebtedness of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Guarantee to at least the same extent as such Subordinated Indebtedness. No Restricted Subsidiary other than a Guarantor may incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

All intercompany debt shall be unsecured and subordinate in right of payment to the Notes.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

(1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify (or later reclassify) all or any portion of such item of Indebtedness and only be required to include the amount (or portion thereof) and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the date of the Indenture under the Credit Agreement shall be deemed initially incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not paragraph (a) or clause (4) of the second paragraph of this covenant;

(3) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this “Limitation on Incurrence of Additional Indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or in respect of the Company’s Capital Stock to holders of such Capital Stock (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase such Capital Stock of the Company);

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(3) make any principal payment on, or purchase, repurchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than the payment on, or purchase, repurchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement of Subordinated Indebtedness of the Company or any Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment on, or purchase, repurchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement); or

(4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment,

(i) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); or

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) under the “Limitation on Incurrence of Additional Indebtedness” covenant; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) would exceed the sum of

(v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the fiscal quarter in which the Issue Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence; plus

(w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

(x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company in respect to its Capital Stock subsequent to the Issue Date (excluding, in the case of clauses (iii)(w) and (x), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under “Redemption—Optional Redemption Upon Equity Offerings”); plus

(y) the amount by which Indebtedness of the Company or any of the Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any of the Restricted Subsidiaries convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair market value of any property, distributed by the Company upon such conversion or exchange); plus

(z) without duplication, the sum of:

(1) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of the Restricted Subsidiaries in any Person subsequent to the Issue Date resulting from repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investments to an unaffiliated purchaser or repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person;

(2) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of all such Investments made subsequent to the Issue Date in such Unrestricted Subsidiary; and

(3) amounts returned in cash or with respect to such Investments made subsequent to the Issue Date through interest payments, dividends or other similar distributions; which amount in each case under this clause (z) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under clause (z) to the extent it is already included in Consolidated Net Income.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) any purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement of Capital Stock, Disqualified Stock or Subordinated Indebtedness of the Company or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Qualified Capital Stock of the Company (other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (i) such purchase, repurchase, redemption, defeasance, acquisition, cancellation or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (ii) the net cash proceeds from such sale of Capital Stock will be excluded from clauses (iii)(w) and (iii)(x) of the preceding paragraph;

(2) any purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement of Subordinated Indebtedness of the Company or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or incurrence of, Subordinated Indebtedness of the Company or any purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement of Subordinated Indebtedness or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or incurrence of, Subordinated Indebtedness of any Guarantor that, in each case, is permitted to be incurred pursuant to the covenant described under “Limitation on Incurrence of Additional Indebtedness” and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition, cancellation or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(3) any purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be incurred pursuant to the covenant described under “Limitation on Incurrence of Additional Indebtedness” and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition, cancellation or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Indebtedness of the Company or a Guarantor from Net Cash Proceeds to the extent permitted under “—Limitation on Asset Sales” below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(5) dividends paid within 60 days after the declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(6) so long as no Default or Event of Default has occurred and is continuing,

(a) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former directors, employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.5 million in the aggregate during any calendar year; provided, however, that such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(b) loans or advances to employees or directors of the Company or any Subsidiary of the Company, in each case as permitted by applicable law, the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $3.0 million at any one time outstanding; provided, however, that such loans or advances will be included in subsequent calculations of the amount of Restricted Payments; and

(c) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”; provided, however, that such dividends will be excluded in subsequent calculations of the amount of Restricted Payments;

(7) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded in subsequent calculations of the amount of Restricted Payments;

(8) the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of any Subordinated Indebtedness of the Company or any Subsidiary of the Company (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the provisions described under the definition “—Change of Control” or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Limitation on Asset Sales” covenant; provided that prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement, the Company has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such provisions with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(9) Restricted Payments in an amount not to exceed $20.0 million; provided, however, that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; and

(10) the redemption, repurchase, defeasance or other discharge or other acquisition of the 10 3/4% Senior Subordinated Notes due 2006 of Commonwealth, or any portion thereof.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset or assets, as the case may be, or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $15.0 million. Not later than the date of making any Restricted Payment pursuant to the first paragraph of this covenant, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Limitation on Asset Sales.

(a) The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Sale), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the assets subject to such Asset Sale; (notwithstanding the foregoing, the consideration received by the Company or any of its Restricted Subsidiaries from the sale of the Saginaw, Michigan facility on terms materially consistent with the terms, as in effect as of October 6, 2003, set forth in Exhibit 5 to the Long Term Agreement as in effect as of October 6, 2003 between General Motors Corporation and Alchem Aluminum Inc., dated as of February 26, 1999, shall, in each case, be deemed to be fair market value for purposes of this paragraph);

(2) at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents or Additional Assets, or any combination of the foregoing; and for purposes of this covenant, the term cash shall include the following: without duplication, (i) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of a Guarantor) and Indebtedness in each case that are assumed by the transferee of any such assets; and (ii) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the Asset Sale which are promptly converted by the Company or such Restricted Subsidiary into cash; and

(3) an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied by the Company or such Restricted Subsidiary, as the case may be:

(a) first, to the extent required by the terms of the Senior Secured Notes or the indenture governing the Senior Secured Notes, to the requisite collateral account and otherwise subject to, and as required by, the provisions related thereto in such notes and indenture, or if not so required, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire Indebtedness of the Company (other than any Disqualified Stock or Subordinated Indebtedness of the Company) or Indebtedness of a Wholly-Owned Subsidiary (other than any Disqualified Stock or Subordinated Indebtedness of a Guarantor), in each case other than Indebtedness owed to the Company or an Affiliate of the Company, within 365 days from the later of the date of such Asset Sale or the receipt of such Net Cash Proceeds; provided, however, that, in connection with any prepayment, repayment, purchase, redemption, retirement, defeasance or other acquisition of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired; and

(b) second, to the extent of the balance of such Net Cash Proceeds after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest, or enter into a definitive contract to invest, in Additional Assets within 365 days from the later of the date of such Asset Sale or the receipt of such Net Cash Proceeds, provided, that any investment contemplated by such a definitive contract timely entered into shall be completed within a date one year and six months after the later of the date of such Asset Sale or receipt of Net Cash Proceeds.

Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture. Any Net Cash Proceeds that are not applied or invested as provided in the preceding clause (3) on the 366th day, or such date one year, six months and a day, as the case may be, after the later of an Asset Sale or receipt of Net Cash Proceeds therefrom, or, if applicable, such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in preceding clauses (3)(a) and (3)(b), shall constitute “Excess Net Cash Proceeds.” When the aggregate Excess Net Cash Proceeds exceeds $5.0 million (each such occurrence, a “Net Proceeds Offer Trigger Date,” and the amount of such Excess Net Cash Proceeds on a corresponding Net Proceeds Offer Trigger Date, the “Net Proceeds Offer Amount”), the Company will be required to make an offer (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of other Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, to purchase, on a pro rata basis, that amount of Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a purchase price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided that, to the extent any such Excess Net Cash Proceeds are required, by the terms of the Senior Secured Notes or the indenture governing the Senior Secured Notes, to be used to make an offer to purchase the Senior Secured Notes and the Senior Secured Notes or the indenture governing the Senior Secured Notes do not permit such offer to be made on a pro rata basis to Holders of the Notes, the Company (1) will on such day which is not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, make an offer to purchase Senior Secured Notes on the terms of the Senior Secured Notes and the indenture governing the Senior Secured Notes (a “Secured Notes Offer”) and (2) upon the expiration of such offer to purchase Senior Secured Notes and the occurrence of a Net Proceeds Offer Trigger Date that occurs on or after such expiration after giving effect to the remaining amount of such excess proceeds, will use any remaining Excess Net Cash Proceeds to make an offer to purchase Notes and Pari Passu Indebtedness (other than Senior Secured Notes) as set forth above.

Each Net Proceeds Offer, other than a Secured Notes Offer, will be mailed to the record Holders as shown on the register of Holders within 25 days following an applicable Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Pari Passu Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Excess Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for general corporate purposes, subject to the covenants contained in the Indenture. Upon completion of each Net Proceeds Offer, the amount of Excess Net Cash Proceeds will be reset at zero.

(c) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith for any such transaction, in excess of $5.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

(3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith for any such transaction, in excess of $10.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except in each case for such encumbrances or restrictions arising or existing under, pursuant to, or by reason of any of the following:

(a) applicable law, rule, regulation or order;

(b) the Indenture;

(c) in the case of clause (3) of the first paragraph of this covenant, (i) a lease, license or similar contract, which restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject thereto or the assignment or transfer of any such lease, license or other contract, (ii) mortgages, deeds of trust, pledges or other security agreements, the entry into which does not result in a Default, securing Indebtedness of the Company or a Restricted Subsidiary, which restricts the transfer of the property subject to such mortgages, deeds of trust, pledges or other security agreements, or (iii) customary provisions restricting dispositions of real property interests set forth in any reciprocal easements of the Company or any Restricted Subsidiary;

(d) any agreement relating to Acquired Indebtedness or acquired Capital Stock, which is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, the properties or assets or Capital Stock of the Person so acquired;

(e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f) the Credit Agreement and the Secured Notes Documents;

(g) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(h) any agreement to, directly or indirectly, sell or otherwise dispose of assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

(i) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(j) (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under the Indenture, in each case, which impose encumbrances or restrictions of the nature described in clause (iii) of this covenant on the property so acquired;

(k) any Purchase Money Note or other Indebtedness or contractual requirement incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receivables Transaction;

(l) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

(m) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e), (f) and (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e), (f) and (g).

Limitation on Liens.

The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) upon any property or assets of the Company or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, which Lien is securing any Indebtedness.

Notwithstanding the foregoing, the Company may incur or cause or permit the incurrence of any such Lien with respect to any such property or assets, if contemporaneously with the incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness of the Company or any Guarantor, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate with, or merge with or into, any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition such properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and, if applicable, the assumption by the Surviving Entity contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the “—Limitation on Incurrence of Additional Indebtedness” covenant;

(3) immediately after giving effect to such transaction and, if applicable, the assumption by the Surviving Entity contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture.

For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, in a single or a series of related transactions, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

Any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction, in each case without complying with the preceding clauses (1), (2) and (3); and, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (4).

In addition, to the extent that a Guarantor is not released in accordance with the provisions of the Indenture, the Company will not permit any Guarantor to consolidate with or merge with or into any Person (other than the Company or another Guarantor) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor unless immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and:

(1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee; and (b) the Company will have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such condition, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “—Limitation on Asset Sales.”

The merger of Escrow Corp with and into the Company as described in this prospectus was expressly permitted under the Indenture.

Limitations on Transactions with Affiliates.

(a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions excluded from the application of this covenant as set forth in paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

An Affiliate Transaction involving aggregate consideration in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If an Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to or contemporaneous with the consummation thereof, obtain an opinion from an Independent Financial Advisor that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b) The restrictions and the Board approval and fairness opinion requirements set forth in paragraph (a) of this covenant shall not apply to:

(1) the payment of reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(2) transactions between or among the Company and any one or more of the Restricted Subsidiaries (other than a Receivables Entity) or between or among Restricted Subsidiaries (other than a Receivables Entity);

(3) the performance of obligations of the Company or any Restricted Subsidiary under the terms of any agreement that is in effect as of or on the Issue Date or any amendment, modification, supplement, extension or renewal, from time to time, thereto or any transaction contemplated thereby (including pursuant to any amendment, modification, supplement, extension or renewal, from time to time, thereto) in any replacement agreement thereto, so long as any such amendment, modification, supplement, extension or renewal, or replacement agreement, is not more disadvantageous to the Holders in any material respect than the agreements in effect on the Issue Date;

(4) Restricted Payments permitted by the Indenture;

(5) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

(6) any issuances of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation plans, participations plans or similar employee benefit plans or indemnity, or any combination of the foregoing, provided on behalf of officers and employees approved by the Board of Directors of the Company;

(7) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of the Restricted Subsidiaries, in each case to the extent not prohibited by applicable law, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time with respect to all such loans and advances made since the Issue Date; and

(8) guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness.”

The merger of Escrow Corp with and into the Company, the assumption by the Company of the obligations of Escrow Corp in connection therewith and the guarantee by the Guarantors of such obligations assumed by the Company, in each case as described in this prospectus was expressly permitted under the Indenture.

Additional Subsidiary Guarantees.

If, (i) the Company or any of the Restricted Subsidiaries transfers any property to any Domestic -Restricted Subsidiary that is not a Guarantor (other than Imsamet of Arizona or a Receivables Entity), or (ii) the Company or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in a Domestic Restricted Subsidiary that is not a Guarantor (other than Imsamet of Arizona or a Receivables Entity), and in each case, as of the end of any fiscal quarter of the Company thereafter, such Domestic Restricted Subsidiary has total assets with a book value in excess of $500,000, then, such Domestic Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture.

Conduct of Business.

The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in any businesses other than a Related Business.

Payments for Consent.

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports to Holders.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and to the holders of the Notes as if the Company was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and the Restricted Subsidiaries.

In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest on any Notes when the same becomes due and payable and such default continues for 30 days;

(2) the failure to pay the principal of, or premium, if any, on any Notes, when such principal or premium becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default in the observance or performance of any other covenant or agreement described under “Certain Covenants” contained in the Indenture which default continues for 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within

20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing) shall have been rendered against the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary, and such judgments remain undischarged, unpaid, unwaived or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

(7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee.

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes, by notice in writing to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable, in each case, specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes by written notice to the Company and to the Trustee, may rescind and cancel such declaration of acceleration and its consequences:

(1) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

provided, however, if a declaration of acceleration because an Event of Default described in clause (4) under “Events of Default” has occurred and is continuing, such declaration of acceleration shall be automatically annulled, without any requisite consent of any Holder or the Trustee, if the event of default or payment default triggering such Event of Default shall be remedied or cured or waived by the requisite holders of the relevant Indebtedness within 20 days after such declaration of acceleration, and if (i) such annulment would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived; and provided, further, however, no rescission made pursuant to the foregoing shall affect any subsequent Default or impair any right consequent to such subsequent Default.

The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company is required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to terminate its obligations with respect to a Change of Control, certain covenants that are described in the Indenture and the operation of certain Events of Default (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes, and the Company and the Guarantors shall be deemed to have discharged their respective obligations with respect to such Notes and related Guarantees, when

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or have been irrevocably called for redemption pursuant to applicable provisions of the

Indenture or (2) will become due and payable within one year or (3) are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company or a Guarantor has paid all other sums payable under the Indenture by the Company; and

(3) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies and making changes that do not adversely affect the rights of any of the Holders in any material respect (it being agreed that changes in the Indenture, the Notes and the Guarantees made to conform such documents to the descriptions thereof in this prospectus shall be deemed not to adversely affect the rights of any Holder of Notes). Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or extend or have the effect of changing or extending the time for payment of interest on any Notes;

(3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

The Indenture will provide that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing; provided that beneficial ownership of 15% or more of the Voting Stock of a Person shall be deemed to be control.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases or subleases entered into in the ordinary course of business), assignment or other transfer for value by the

Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) of (i) any Capital Stock of any Restricted Subsidiary (other than director’s qualifying shares) or (ii) any other property or assets of the Company or any Restricted Subsidiary of the Company (each referred to for purposes of this definition as a “disposition”), including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary (other than a Receivables Entity); provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of inventory in the ordinary course of business;

(4) a disposition of obsolete, retired or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions permitted under “Certain Covenants—Merger, Consolidation and Sale of Assets”;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary (other than a Receivables Entity);

(7) for purposes of “Certain Covenants—Limitation on Asset Sales” only, the making of a Permitted Investment or a disposition subject to “Certain Covenants—Limitation on Restricted Payments”;

(8) an Asset Swap effected in compliance with “Certain Covenants—Limitation on Asset Sales”;

(9) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(10) dispositions of assets having an aggregate fair market value during any calendar year not exceeding $500,000;

(11) dispositions in connection with Permitted Liens;

(12) dispositions of receivables in connection with (i) a Qualified Receivables Transaction and (ii) the compromise, settlement or collection of receivables in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and the Restricted Subsidiaries; and

(14) foreclosure on assets.

“Asset Swap” means concurrent purchase and sale or exchange of Related Business Assets between the Company or any of the Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with “Limitation on Asset Sales.”

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of the date of determination, an amount equal to the sum, without duplication, of (1) 85% of the net book value of the Company’s and its Guarantors’ accounts receivable at such date (other than any accounts receivable pledged or otherwise transferred or encumbered in connection with a Qualified Receivables Transaction) and (2) the lesser of 75% of the net book value or 85% of the net orderly liquidation value of the Company’s and its Guarantors’ inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

“Capital Stock” means

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease which are required to be classified and accounted for as capital lease obligations for financial reporting purposes in accordance with GAAP and, for purposes of this definition, the amount of Indebtedness represented by such obligations will be the capitalized amount of such obligations at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3) demand deposits, trust accounts, certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above; and

(7) securities, bank accounts, investments, interests and other assets that are purchased by a Foreign Subsidiary and that are (i) comparable in nature, but not in risk or identity of issuer, to the foregoing but reflecting local business, governmental and capital markets conditions in the country in which the applicable Foreign Subsidiary is doing business or maintaining cash, (ii) reasonably necessary for the short term management of the cash of Foreign Subsidiaries, and (iii) prudent investments for a Foreign Subsidiary under the applicable circumstances in the country in which such Foreign Subsidiary is doing business.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company;

provided, that in no event, shall the Commonwealth merger or the Escrow Corp merger or any transaction contemplated thereby or, if any, the recomposition of the Board of Directors resulting therefrom, in each case as described in this prospectus, or as described in any document incorporated by reference in this prospectus, constitute a Change of Control.

“Commodity Agreements” means any agreement or arrangement designed to protect the Company and the Restricted Subsidiaries from fluctuations in the cost of any commodity used by the Company and the Restricted Subsidiaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1) if the Company or any Restricted Subsidiary:

(a) has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Sale or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Sale:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitute all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness, made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Taxes;

(3) consolidated depreciation expense;

(4) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles”; and

(5) other non-cash charges reducing Consolidated Net Income, including an amount not to exceed $1.0 million with respect to the write-off of financing costs in connection with the refinancing of Indebtedness with the proceeds from the sale of the Notes, (but, in any event, excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense); provided that, for purposes of calculating the Consolidated Coverage Ratio, there shall be excluded therefrom any non-cash amortization or write-off of deferred financing fees and expenses;

(3) non-cash interest expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is guaranteed by such Person or one of the Restricted Subsidiaries or secured by a Lien on assets of such Person or one of the Restricted Subsidiaries;

(6) net costs, after giving effect to the effects of the underlying hedged transaction, associated with Interest Rate Agreements (including amortization of fees) provided, however, that if Interest Rate Agreements result in net benefits rather than net costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7) the consolidated interest expense of such Person and the Restricted Subsidiaries that was capitalized during such period;

(8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of the Restricted Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9) Receivables Fees; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges incurred in connection with any transaction pursuant to which the Company or the Restricted

Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is then restricted, directly or indirectly, in the payment of dividends or the making of distributions by such Restricted Subsidiary to the Company, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary gain or loss;

(5) the cumulative effect of a change in accounting principles; and

(6) gains or losses arising from the repurchase, repayment or redemption of Indebtedness with the proceeds from the sale of the Notes.

“Continuing Directors” means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination.

“Credit Agreement” means the First Amended Revolving Credit and Security Agreement, dated December 9, 2004, by and among the Company and PNC Bank, National Association, Deutsche Bank Trust Company Americas and Citicorp USA, Inc., together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders, and whether involving the same or different group of the Company and Restricted Subsidiaries as principal obligors or guarantors.

“Credit Facility” means, with respect to the Company or any Guarantor, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, Qualified Receivables Transactions, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

“Credit Facility Collateral Documents” mean any agreement, security agreements, pledges, agency agreements and other instruments and documents creating or perfecting Liens and executed and delivered pursuant to any Credit Facility.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency exchange rates.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof (except in each case, upon the occurrence of a Change of Control), in each case, on or prior to the final maturity date of the Notes.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Foreign Subsidiary” means a Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Guarantee” means a guarantee of the Notes by a Guarantor.

“Guarantor” means (1) each Domestic Restricted Subsidiary of the Company other than Imsamet of Arizona or a Receivables Entity; and (2) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Indebtedness” means with respect to any Person on any date of determination, without duplication,

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock;

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person;

(8) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3) there is a recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Rate Agreement” means, in respect of a Person, any agreement or arrangement designed to protect against fluctuations in interest rates accruing on Indebtedness for which it or any of its Subsidiaries is liable.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of any Capital Stock, bonds, notes, debentures or other similar instruments or evidences of Indebtedness issued by, such Person; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means November 4, 2004.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Merger Date” means December 9, 2004, the date of closing of the Commonwealth merger and the Escrow Corp merger.

“Net Cash Proceeds” means, with respect to any Asset Sale or Asset Swap, the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or the Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks equally in right of payment with the Notes or the Guarantee of such Guarantor, as applicable.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Related Business and provided, further, however, that this clause (1) shall not permit any investment by the Company or a Domestic Restricted Subsidiary in a Foreign Subsidiary other than cash or Cash Equivalents or transfers of other property in the ordinary course of business or consistent with past practice;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person’s primary business is a Related Business;

(3) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(4) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and that are made in the ordinary course of business;

(5) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated in right to payment, pursuant to a written agreement, to the Company’s obligations under the Notes and the Indenture;

(6) cash and Cash Equivalents;

(7) loans and advances to employees, directors and officers (other than loans to executive officers not permitted by applicable law) of the Company and the Restricted Subsidiaries made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(8) Currency Agreements, Commodity Agreements and Interest Rate Agreements, and related Hedging Obligations, in each case entered into in the ordinary course of business and entered into and incurred in compliance with “Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(9) additional Investments not to exceed $20.0 million outstanding at any one time (with the fair market value of such Investments being measured at the time made and without giving effect to subsequent changes in value);

(10) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(11) Investments made as a result of the receipt of non-cash consideration from an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant;

(12) guarantees issued in accordance with “Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(13) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(14) Investments in existence on the Issue Date; and

(15) any Asset Swap made in accordance with “Certain Covenants—Limitation on Asset Sales.”

“Permitted Liens” means, with respect to any Person:

(1) Liens on any assets, real or personal, tangible or intangible, of the Company securing Indebtedness and other obligations under the Credit Facility and related Hedging Obligations and Liens on assets, real or personal, tangible or intangible, of Restricted Subsidiaries securing guarantees of Indebtedness and other obligations of the Company under the Credit Facility permitted to be incurred under the Indenture under the provisions described in clause (b)(1) under “Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3) Liens imposed by law, including carriers’, warehousemen’s, supplier’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5) Liens in favor of issuers of surety, bid, appeal or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes of zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and the proceeds of any such assets;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding (i) operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a Person in connection with the processing, reprocessing, recycling or tolling of such goods;

(13) Liens existing on the Issue Date;

(14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary (other than a Receivables Entity);

(17) Liens securing the Notes and the Subsidiary Guarantees or any obligations owing to the Trustee under the Indenture;

(18) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Liens arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20) Liens in favor of customs and revenue authorities to secure the payment of customs duties in connection with the exporting or importing of goods;

(21) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

(22) Liens on the Capital Stock or assets, real or personal, tangible or intangible, of a Foreign Subsidiary, and securing Indebtedness and other obligations and guarantees permitted to be incurred under the Indenture under the provisions described in clause (b)(11) under “Certain Covenants—Limitations on Incurrence of Additional Indebtedness”;

(23) Liens securing Indebtedness (other than Subordinated Indebtedness of the Company or of any Guarantor) in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

(24) Liens existing with respect to the (x) Uhrichsville, Ohio facility pursuant to Exhibit G to the Supply Agreement by and among Commonwealth Aluminum Corporation, IMCO Recycling of Ohio Inc.

and IMCO Recycling Inc., dated as of April 1, 1999, as in effect on the Issue Date or on terms materially consistent therewith, and (y) Saginaw, Michigan facility pursuant to Exhibit 5 to the Long Term Agreement between General Motors Corporation and Alchem Aluminum Inc., dated as of February 26, 1999, as in effect on the Issue Date or on terms materially consistent therewith;

(25) Liens on any assets, real or personal, tangible or intangible, of the Company securing Indebtedness and other obligations under the Senior Secured Note Issuance and liens on assets, real or personal, tangible or intangible, of Restricted Subsidiaries securing guarantees of Indebtedness and other obligations of the Company under the Senior Secured Note Issuance, in each case securing Senior Secured Notes outstanding on the Issue Date and up to $25.0 million of additional Senior Secured Notes issued from time to time thereunder and, for the avoidance of doubt, including in each case the exchange notes issued in exchange therefor;

(26) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off; and

(27) Liens on assets of a Restricted Subsidiary that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture.

“Person” means an individual, partnership, limited liability company, corporation, association, joint-stock company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or any other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of the Restricted Subsidiaries pursuant to which the Company or any of the Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of the Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly-Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the

Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Registration Rights Agreement” means the certain registration rights agreement dated as of the Issue Date by and among the Company, the Guarantors and the initial purchasers named therein.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the date of the Indenture, including, without limiting the generality of the foregoing, the manufacture, sales, distribution, or modification of metals, metal products or goods using metals, and any services related to any of the foregoing.

“Related Business Assets” means assets used or useful in a Related Business.

“Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person, and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Notes” means the Company’s 10 3/8% Senior Secured Notes due 2010.

“Senior Secured Notes Documents” means the Senior Secured Notes, the indenture relating thereto and all other documents related to such notes or indenture.

“Senior Secured Notes Issuance” means the transaction pursuant to which the original $210.0 million aggregate principal amount of Senior Secured Notes were issued and sold, and thereafter exchanged, including the guarantees issued therefor and the Liens granted in property as contemplated thereby to secure the obligations then and thereafter existing or arising under such notes and all related and ancillary documents, including the related indenture and security documents.

“Significant Subsidiary” means any Restricted Subsidiary that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any date on which the payment of principal of such security is due and payable as a result of any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) such designation and the Investment of the Company in such Subsidiary complies with “Certain Covenants—Limitation on Restricted Payments”;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) of the “Limitation on Incurrence of Additional Indebtedness” covenant on a pro forma basis taking into account such designation.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

REGISTRATION RIGHTS

We and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers dated as of November 4, 2004, the closing date for the offering of the outstanding 9% notes (the “Issue Date”). In that agreement, we agreed that, upon the consummation of the merger with Commonwealth (the “Merger Date”), at our expense for the benefit of the holders of the notes, we would use our reasonable best efforts to: (i) within 60 days after the Merger Date (the “Filing Date”), file a registration statement on an appropriate registration form (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the outstanding 9% notes for the exchange notes to be issued by us, which exchange notes would have terms substantially identical in all material respects to the outstanding 9% notes (except that the exchange notes would not contain terms with respect to transfer restrictions), (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Merger Date and (iii) consummate the exchange offer on or prior to the 195th day following the Merger Date.

We are offering the exchange notes in return for the outstanding 9% notes. The exchange offer will remain open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the noteholders. For each outstanding 9% note surrendered to us pursuant to the exchange offer, the noteholder who surrendered such that note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding 9% note surrendered in exchange therefor, or if no interest has been paid on such note, from November 4, 2004.

Under existing interpretations of the SEC contained in several no action letters to third parties, the exchange notes will be freely transferable by holders thereof (other than our affiliates) after the exchange offer without further registration under the Securities Act; however, each noteholder that wishes to exchange its outstanding 9% notes for exchange notes will be required to represent (i) that any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the exchange notes in violation of the Securities Act, (iii) that it is not an “affiliate” (as defined in Rule 405 promulgated under Securities Act) of ours, (iv) if such noteholder is not a broker dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes and (v) if such noteholder is a broker dealer (a “Participating Broker Dealer”) that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes. We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

If (i) the exchange offer is not completed within 195 days of the date of completion of the merger or (ii) because of any change in law or in currently prevailing interpretations of the staff of the SEC, a noteholder is not permitted to participate in the exchange offer, then in each case, we will (x) promptly deliver to the noteholders and the trustee under the indenture written notice thereof and (y) at our sole expense, in lieu of (or in the case of the preceding clauses (iii) and (v), in addition to) effecting registration of the exchange notes, (a) as promptly as practicable, file a shelf registration statement covering resales of the notes (the “Shelf Registration Statement”), and (b) use our reasonable best efforts to keep the Shelf Registration Statement effective until the earlier of two years after the Issue Date or such time as all of the applicable notes have been sold thereunder. We will, in the event that a Shelf Registration Statement is filed, provide each such noteholder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such noteholder when the Shelf Registration Statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A noteholder that sells notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification rights and obligations).

Additional interest (the “Additional Interest”) shall become payable in respect of the 9% notes in the circumstances as follows:

•	(i) if we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the registration rights agreement, then commencing on the day after such required filing date, Additional Interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

•	(ii) if (A) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 150th day after the Merger Date or (b) we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

•

(iii) if (A) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 195th day after the Merger Date or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Merger Date (other than after such time as all notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 195th day after the Merger Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the notes may not accrue under more than one of the foregoing clauses (i) through (iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) above shall be payable in cash, in each case on the same original interest payment dates as the notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of (1) material United States federal income tax considerations relevant to holders that acquired notes in the initial offering at the initial issue price and are United States Holders (as defined below) and (2) material United States federal income and estate tax considerations relevant to holders that acquired notes in the initial offering at the initial issue price and are Foreign Holders (as defined below). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. No advance tax ruling has been sought or obtained from the Internal Revenue Service regarding the United States federal income or estate tax consequences of any of the transactions described herein. If the Internal Revenue Service contests a conclusion set forth herein, no assurance can be given that a holder of the notes would ultimately prevail in a final determination by a court. This discussion does not address the tax consequences to subsequent holders of notes and is limited to persons who hold the notes as capital assets, within the meaning of Section 1221 of the Code. This discussion also does not address the tax consequences to Foreign Holders that are subject to United States federal income tax on a net basis on income realized with respect to a note because such income is effectively connected with the conduct of a U.S. trade or business. Such Foreign Holders are generally taxed in a similar manner to United States Holders, but certain special rules apply (including the imposition of branch profits tax under Section 884 of the Code on corporate Foreign Holders). Moreover, this discussion does not address all of the tax consequences that may be relevant to particular holders of notes in light of their personal circumstances or to certain types of holders (such as certain financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt entities, partnerships or other pass-through entities (or investors in such entities), dealers in securities or currencies, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, certain U.S. expatriates or holders of notes whose “functional currency” is not the U.S. dollar) or the effect of any applicable state, local or foreign tax laws.

If a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner of a partnership holding the notes should consult its tax advisors.

In certain circumstances, including upon our failure to consummate the exchange offer or to file or cause to be declared effective the shelf registration statement as described under “Exchange Offer; Registration Rights,” we may be obligated to pay amounts in excess of the stated interest and principal payable on the notes. The obligation to make such payments, including additional interest and redemption premiums payable in certain circumstances, may implicate the provisions of applicable Treasury regulations relating to “contingent payment debt instruments.” If the notes were deemed to be contingent payment debt instruments, holders might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed herein. We intend to take the position that the likelihood that such payments will be made is remote and/or that such payments are incidental and therefore the notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to such holder’s timely filed United States federal income tax return for the taxable year that includes the acquisition date of the note that such holder’s determination is different. It is possible, however, that the Internal Revenue Service may take a contrary position from that described above, in which case the tax consequences to a holder could differ materially and adversely from those described below. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF THE NOTES,

INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

United States federal income taxation of United States Holders

As used herein, the term “United States Holder” means a holder of a note that is, for United States federal income tax purposes, (a) a citizen or resident of the United States (including certain former citizens and former long-term residents), (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of source, or (d) a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons within the meaning of the Code have authority to control all substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a United States Holder pursuant to applicable Treasury regulations.

Payment of interest

The notes were not issued with original issue discount for United States federal income tax purposes. As a result, interest paid or payable on a note will be taxable to a United States Holder as ordinary interest income from domestic sources, generally at the time it is received or accrued, in accordance with such United States Holder’s regular method of accounting for United States federal income tax purposes.

Sale, exchange or retirement of the notes

Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which amount will be taxable as ordinary income to the extent not previously so taxed) and such United States Holder’s adjusted tax basis in the note. A United States Holder’s adjusted tax basis in a note generally will equal the cost of the note to such United States Holder, decreased by the amount of any payments (other than interest) received by such United States Holder.

Gain or loss recognized by a United States Holder on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder’s holding period for the note is more than one year. The deduction of capital losses is subject to certain limitations. United States Holders of notes should consult their tax advisors regarding the treatment of capital gains and losses.

The exchange of a note by a United States Holder for an exchange note pursuant to the registration statement of which this prospectus forms a part will not constitute a taxable exchange for United States federal income tax purposes. Accordingly, there will be no United States federal income tax consequences to United States Holders who exchange notes for exchange notes pursuant to the registration statement of which this prospectus forms a part, and any such holder will have the same adjusted tax basis and holding period in the exchange notes as such holder had in the notes immediately before the exchange. Under existing Treasury regulations relating to modifications and exchanges of debt instruments, any increase in the interest rate of notes resulting from the exchange offer not being consummated, or a shelf registration statement not being declared effective, would not be treated as a taxable exchange, as such change in interest rate would occur pursuant to the original terms of the notes.

Backup withholding and information reporting

Information reporting requirements will generally apply to payments of principal and interest on a note to a United States Holder, and to proceeds paid to a United States Holder from the sale or redemption of a note before maturity (collectively, “reportable payments”). The amount of any reportable payments, including interest, made to the record United States Holders of notes (other than to holders which are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such United States Holders and to the Internal Revenue Service for each calendar year.

Additionally, we, our agent, a broker, the Trustee or any paying agent, as the case may be, will be required to deduct and withhold the applicable tax from any reportable payment that is subject to backup withholding if, among other things, a United States Holder fails to furnish his taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain United States Holders, including all corporations and financial institutions, are not subject to backup withholding and information reporting requirements for payments made in respect of the notes. Any amounts withheld under the backup withholding rules from a reportable payment to a United States Holder will be allowed as a credit against such United States Holder’s United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

United States federal income taxation of Foreign Holders

The following discussion is a summary of certain United States federal income and estate tax considerations to a Foreign Holder that holds a note. As used herein, the term “Foreign Holder” means a holder of a note that is, for United States federal income tax purposes, not a United States Holder, as defined above.

Payment of interest on notes

In general, no United States federal withholding tax under Sections 1441 and 1442 of the Code will be imposed with respect to (a) the payment of principal on a note owned by a Foreign Holder, and (b) the payment of interest on a note owned by a Foreign Holder (the “Portfolio Interest Exception”), provided that in the case of any payment of interest (1) the Foreign Holder or the Financial Institution holding the note on behalf of the Foreign Holder provides a statement, which may be provided on IRS Form W-8BEN, IRS Form W-8EXP, or IRS Form W-8IMY, as applicable (an “Owner’s Statement”), to us, our paying agent or the person who would otherwise be required to withhold tax, certifying, under penalties of perjury, that such Foreign Holder is not a United States person and providing the name and address of the Foreign Holder, (2) such interest is treated as not effectively connected with the Foreign Holder’s United States trade or business, (3) such interest payment is not made to a Foreign Holder within a foreign country that the Internal Revenue Service has listed on a list of countries having provisions inadequate to prevent United States tax evasion (although no such list has yet been issued), (4) interest payable with respect to the notes is not deemed contingent interest within the meaning of the portfolio debt provisions, (5) such Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all of the classes of stock of Aleris International, Inc. entitled to vote, (6) such Foreign Holder is not a controlled foreign corporation within the meaning of Section 957 of the Code that is related to us within the meaning of Section 864(d)(4) of the Code, and (7) the beneficial owner is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code. As used herein, the term “Financial Institution” means a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that holds a note on behalf of the owner of the note.

A Foreign Holder who does not qualify for the Portfolio Interest Exception would, under current law, generally be subject to United States federal withholding tax at a flat rate of 30% (or lower applicable treaty rate) on interest payments. However, a Foreign Holder will not be subject to the 30% withholding tax if such Foreign Holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty, or (2) IRS Form W-8ECI (or substitute form) stating that the interest paid on the notes is not subject to withholding tax because it is effectively connected with the beneficial owner’s conduct or trade or business in the United States.

Special rules may apply to certain Foreign Holders, such as “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies,” Foreign Holders subject to United States federal income tax on a net basis and certain U.S. expatriates, that are subject to special treatment under the Code. Such Foreign Holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Sale, exchange or retirement of the notes

The 30% United States federal withholding tax will generally not apply to any gain that a Foreign Holder recognizes upon the redemption, retirement, sale, exchange or other disposition of a note.

In general, gain recognized by a Foreign Holder upon the redemption, retirement, sale, exchange or other disposition of a note will not be subject to United States federal income tax unless such gain or loss is effectively connected with a trade or business of such Foreign Holder in the United States (and, if an income tax treaty applies, such gain is attributable to a “permanent establishment” maintained by such Foreign Holder). However, a Foreign Holder may be subject to United States federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such gain if the Foreign Holder is an individual deemed to be present in the United States for 183 days or more during the taxable year of the disposition of the note and certain other requirements are met.

The exchange of a note by a Foreign Holder for an exchange note pursuant to the Exchange Offer Registration Statement will not constitute a taxable exchange for United States federal income tax purposes. Accordingly, there will be no United States federal income tax consequences to Foreign Holders who exchange notes for exchange notes pursuant to the Exchange Offer Registration Statement, and any such holder will have the same adjusted tax basis and holding period in the exchange notes as such holder had in the notes immediately before the exchange. Under existing Treasury regulations relating to modifications and exchanges of debt instruments, any increase in the interest rate of the notes resulting from the exchange offer not being consummated, or a shelf registration statement not being declared effective, would not be treated as a taxable exchange, as such change in interest rate would occur pursuant to the original terms of the notes.

Backup withholding and information reporting

Backup withholding and information reporting requirements generally do not apply to payments of interest made by us or a paying agent to Foreign Holders if the Owner’s Statement described above is received, provided that the payor does not have actual knowledge that the holder is a United States Holder. If any payments of interest are made to the beneficial owner of a note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign “broker” (as defined in applicable Treasury regulations) pays principal or the proceeds of a sale or other disposition of a note to the seller thereof, backup withholding and information reporting also will not apply, assuming the applicable Owner’s Statement described above is received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the beneficial owner otherwise establishes an exemption. Information reporting requirements (but not backup withholding) may apply, however, to a payment of principal, the proceeds of a sale or other disposition of a note, or interest by a foreign office of a custodian, nominee, agent or broker that is (a) a United States person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (c) a “controlled foreign corporation” (generally, a foreign corporation controlled by certain United States shareholders) with respect to the United States, or, (d) a foreign partnership with certain connections to the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met or the holder otherwise establishes an exemption. Any payment of principal or the proceeds of a sale or other disposition of a note by a United States office of a broker is subject to both backup withholding and information reporting unless the holder provides the Owner’s Statement described above (and the payor does not have actual knowledge that the beneficial owner is a United States person) or otherwise establishes an exemption.

Federal estate taxes

Subject to applicable estate tax treaty provisions, notes beneficially owned at the time of death (or notes transferred before death but subject to certain retained rights or powers) by an individual who at the time of death is a Foreign Holder will not be included in such Foreign Holder’s gross estate for United States federal estate tax purposes provided that (1) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Aleris International, Inc. entitled to vote, and (2) the interest payments with respect to such note would not have been, if received at the time of such individual’s death, effectively connected with the conduct of a U.S. trade or business by such individual Foreign Holder.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

The exchange notes will be issued in the form of one or more global notes.

The global notes will be deposited on the issue date with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee. Except as set forth below, the global notes may be transferred in whole, and not in part, solely to another nominee of DTC or a successor to DTC or its nominee. Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC or persons that may hold interests through such participants. All interests in the global notes may be subject to the procedures and requirements of DTC and its direct and indirect participants.

Certain Book-Entry Procedures For The Global Notes

All interests in the global notes are subject to the operations and procedures of DTC. The operations and procedures of DTC are controlled by DTC and may be changed at any time. We are not responsible for those operations or procedures, and investors are urged to contact DTC or its participants.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Under procedures established by DTC, upon deposit of each of the global notes, DTC will credit the accounts of the applicable participants having an interest in the global notes. Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

The laws of some jurisdictions may require that certain types of purchasers of notes take physical delivery of the notes in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer the interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive note in respect of the interest.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 9% notes only where such outstanding 9% notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The exchange notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for the exchange notes to be quoted on any quotation system. We cannot assure you that a liquid trading market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell will be favorable.

LEGAL MATTERS

Certain legal matters relating to the exchange notes and the guarantees offered by this prospectus will be passed upon for the company by Fulbright & Jaworski L.L.P.

EXPERTS

The consolidated financial statements of Aleris appearing in Aleris’ Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of Ernst & Young LLP given on the authority of such firm as experts in auditing and accounting.

The financial statements of Commonwealth as of December 31, 2003, and for each of the two years in the period ended December 31, 2003, incorporated by reference to Commonwealth’s Current Report on Form 8-K/A dated October 21, 2004 in this prospectus and registration statement, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers

The Certificate of Incorporation and Bylaws of Aleris International, Inc. together provide that Aleris’ directors shall not be personally liable to Aleris or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to Aleris or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation and Bylaws of Aleris also provide that if the DGCL is amended to permit further elimination of limitation of the personal liability of the directors, then the liability of Aleris’ directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Aleris maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

DGCL Section 102(b)(7) provides that Aleris may indemnify a present or former director if such director conducted him or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Aleris’ best interests.

DGCL Section 145 provides that Aleris may indemnify its directors and officers, as well as other employees and individuals (each an “Indemnified Party”, and collectively, “Indemnified Parties”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of Aleris (a “derivative action”), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Aleris’ best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that Aleris may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to Aleris. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

*3.1	Certificate of Incorporation of Aleris International, Inc., as amended.

*3.2	Bylaws of Aleris International, Inc., as amended.

3.3	Certificate of Incorporation of Alchem Aluminum, Inc., as amended (incorporated by reference to Exhibit 3.4 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.4	Bylaws of Alchem Aluminum, Inc. (incorporated by reference to Exhibit 3.5 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.5	Certificate of Incorporation of Alchem Aluminum of Shelbyville, Inc., as amended (incorporated by reference to Exhibit 3.6 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

Exhibit No.	Description

3.6	Bylaws of Alchem Aluminum of Shelbyville, Inc. (incorporated by reference to Exhibit 3.7 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.7	Restated Certificate of Incorporation of Commonwealth Industries, Inc., effective April 18, 1997 (incorporated by reference to Exhibit 3.1 to Commonwealth’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

*3.8	Bylaws of Commonwealth Industries, Inc., dated April 18, 1997 (incorporated by reference to Exhibit 3.2 to Commonwealth’s Annual Report on Form 10-K for the year ended December 31, 1999).

*3.9	Certificate of Formation of CA Lewisport, LLC.

*3.10	Limited Liability Company Agreement of CA Lewisport, LLC.

*3.11	Certificate of Formation of CI Holdings, LLC.

*3.12	Limited Liability Company Agreement of CI Holdings, LLC.

*3.13	Certificate of Formation of Commonwealth Aluminum, LLC.

*3.14	Limited Liability Company Agreement of Commonwealth Aluminum, LLC.

*3.15	Amended Articles of Incorporation of Commonwealth Aluminum Concast, Inc., as amended.

*3.16	Amended and Restated Code of Regulations of Commonwealth Aluminum Concast, Inc.

*3.17	Certificate of Formation of Commonwealth Aluminum Lewisport, LLC, as amended.

*3.18	Operating Agreement of Commonwealth Aluminum Lewisport, LLC.

*3.19	Certificate of Formation of Commonwealth Aluminum Metals, LLC, as amended.

*3.20	Operating Agreement of Commonwealth Aluminum Metals, LLC.

*3.21	Restated Certificate of Incorporation of Commonwealth Aluminum Sales Corporation.

*3.22	Amended and Restated Bylaws of Commonwealth Aluminum Sales Corporation.

*3.23	Certificate of Formation of Commonwealth Aluminum Tube Enterprises, LLC., as amended.

*3.24	Limited Liability Company Agreement of Commonwealth Aluminum Tube Enterprises, LLC.

3.25	Certificate of Incorporation of Gulf Reduction Corporation (incorporated by reference to Exhibit 3.8 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.26	Bylaws of Gulf Reduction Corporation (incorporated by reference to Exhibit 3.9 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.27	Certificate of Incorporation of IMCO Energy Corp. (incorporated by reference to Exhibit 3.10 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.28	Bylaws of IMCO Energy Corp. (incorporated by reference to Exhibit 3.11 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.29	Certificate of Limited Partnership of IMCO Indiana Partnership L.P. (incorporated by reference to Exhibit 3.12 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.30	Agreement of Limited Partnership of IMCO Indiana Partnership L.P. (incorporated by reference to Exhibit 3.13 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.31	Certificate of Incorporation of IMCO International, Inc., as amended (incorporated by reference to Exhibit 3.14 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

Exhibit No.	Description

3.32	Bylaws of IMCO International, Inc. (incorporated by reference to Exhibit 3.15 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.33	Certificate of Incorporation of IMCO Investment Company (incorporated by reference to Exhibit 3.16 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.34	Bylaws of IMCO Investment Company (incorporated by reference to Exhibit 3.17 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.35	Certificate of Limited Partnership of IMCO Management Partnership L.P. (incorporated by reference to Exhibit 3.18 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.36	Agreement of Limited Partnership of IMCO Management Partnership L.P. (incorporated by reference to Exhibit 3.19 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.37	Certificate of Incorporation of IMCO Operations Services Company (incorporated by reference to Exhibit 3.20 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.38	Bylaws of IMCO Operations Services Company (incorporated by reference to Exhibit 3.21 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.39	Certificate of Incorporation of IMCO Recycling of California, Inc. (incorporated by reference to Exhibit 3.22 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.40	Bylaws of IMCO Recycling of California, Inc. (incorporated by reference to Exhibit 3.23 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.41	Certificate of Incorporation of IMCO Recycling of Idaho Inc., as amended (incorporated by reference to Exhibit 3.24 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.42	Bylaws of IMCO Recycling of Idaho Inc. (incorporated by reference to Exhibit 3.25 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.43	Articles of Incorporation of IMCO Recycling of Illinois Inc., as amended (incorporated by reference to Exhibit 3.26 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.44	Bylaws of IMCO Recycling of Illinois Inc. (incorporated by reference to Exhibit 3.27 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.45	Certificate of Incorporation of IMCO Recycling of Indiana Inc. (incorporated by reference to Exhibit 3.28 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.46	Bylaws of IMCO Recycling of Indiana Inc. (incorporated by reference to Exhibit 3.29 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.47	Certificate of Formation of IMCO Recycling of Michigan L.L.C., as amended (incorporated by reference to Exhibit 3.30 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.48	Operating Agreement of IMCO Recycling of Michigan L.L.C., as amended (incorporated by reference to Exhibit 3.31 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

Exhibit No.	Description

3.49	Certificate of Incorporation of IMCO Recycling of Ohio Inc. (incorporated by reference to Exhibit 3.32 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.50	Bylaws of IMCO Recycling of Ohio Inc. (incorporated by reference to Exhibit 3.33 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.51	Certificate of Incorporation of IMCO Recycling of Utah Inc., as amended (incorporated by reference to Exhibit 3.34 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.52	Bylaws of IMCO Recycling of Utah Inc. (incorporated by reference to Exhibit 3.35 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.53	Certificate of Incorporation of IMCO Recycling Services Company (incorporated by reference to Exhibit 3.36 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.54	Bylaws of IMCO Recycling Services Company (incorporated by reference to Exhibit 3.37 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.55	Certificate of Incorporation of IMSAMET, Inc., as amended (incorporated by reference to Exhibit 3.38 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.56	Bylaws of IMSAMET, Inc. (incorporated by reference to Exhibit 3.39 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.57	Articles of Incorporation of Indiana Aluminum Inc. (incorporated by reference to Exhibit 3.40 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.58	Bylaws of Indiana Aluminum Inc. (incorporated by reference to Exhibit 3.41 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.59	Certificate of Incorporation of Interamerican Zinc, Inc. (incorporated by reference to Exhibit 3.42 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.60	Bylaws of Interamerican Zinc, Inc. (incorporated by reference to Exhibit 3.43 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.61	Certificate of Incorporation of MetalChem, Inc. (incorporated by reference to Exhibit 3.44 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.62	Bylaws of MetalChem, Inc. (incorporated by reference to Exhibit 3.45 to Amendment No. 1 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.63	Articles of Incorporation of Pittsburg Aluminum, Inc. (incorporated by reference to Exhibit 3.46 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.64	Bylaws of Pittsburg Aluminum, Inc. (incorporated by reference to Exhibit 3.47 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.65	Articles of Incorporation of Rock Creek Aluminum, Inc., as amended (incorporated by reference to Exhibit 3.48 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.66	Bylaws of Rock Creek Aluminum, Inc. (incorporated by reference to Exhibit 3.49 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

*3.67	Certificate of Incorporation of Silver Fox Holding Company .

*3.68	Bylaws of Silver Fox Holding Company.

3.69	Certificate of Incorporation of U.S. Zinc Corporation (incorporated by reference to Exhibit 3.50 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

Exhibit No.	Description

3.70	Bylaws of U.S. Zinc Corporation (incorporated by reference to Exhibit 3.51 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.71	Articles of Incorporation of Western Zinc Corporation (incorporated by reference to Exhibit 3.52 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.72	Bylaws of Western Zinc Corporation (incorporated by reference to Exhibit 3.53 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.73	Certificate of Incorporation of Midwest Zinc Corporation, as amended (incorporated by reference to Exhibit 3.54 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.74	Bylaws of Midwest Zinc Corporation (incorporated by reference to Exhibit 3.55 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.75	Articles of Incorporation of U.S. Zinc Export Corporation (incorporated by reference to Exhibit 3.56 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.76	Bylaws of U.S. Zinc Export Corporation (incorporated by reference to Exhibit 3.57 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

**5.1	Opinion of Fulbright & Jaworski L.L.P.

12	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Aleris’ Annual Report on Form 10-K, filed March 16, 2005).

*21	Subsidiaries of Aleris International, Inc. as of March 30, 2005.

**23.1	Consent of Ernst & Young LLP.

**23.2	Consent of PricewaterhouseCoopers LLP.

**23.3	Consent of Fulbright & Jaworski L.L.P. (included in its opinion filed as Exhibit 5.1).

*24	Powers of Attorney of certain officers and directors of Aleris International, Inc. and Other Registrants.

*25	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of LaSalle Bank National Association, as Trustee.

*99.1	Letter of Transmittal.

**99.2	Notice of Guaranteed Delivery.

**99.3	Letter to Registered Holders and DTC Participants.

**99.4	Instructions to Registered Holder from Beneficial Owner.

**99.5	Letter to Clients.

*	Previously filed.
**	Filed herewith.

ITEM 22.	Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

ALERIS INTERNATIONAL, INC.

By:	*
Steven J. Demetriou
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Steven J. Demetriou	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2005

/S/ * Michael D. Friday	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * John E. Balkcom	Director	April 27, 2005

C. Frederick Fetterolf	Director

/s/ * John E. Grimes	Director	April 27, 2005

Dale V. Kesler	Director

Larry E. Kittelberger	Director

/S/ * Paul E. Lego	Director	April 27, 2005

/S/ * John E. Merow	Director	April 27, 2005

/S/ * Hugh G. Robinson	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

ALCHEM ALUMINUM, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

ALCHEM ALUMINUM OF SHELBYVILLE, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

COMMONWEALTH INDUSTRIES, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

CA LEWISPORT, LLC
By:	Commonwealth Industries, Inc., its Sole Member

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

Commonwealth Industries, Inc.

By:	/S/ * Michael D. Friday	Member	April 27, 2005
President

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

CI HOLDINGS, LLC
By: Commonwealth Industries, Inc., its Sole Member

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
Commonwealth Industries, Inc.

By:	/S/ * Michael D. Friday President	Member	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

COMMONWEALTH ALUMINUM, LLC
By:	Commonwealth Aluminum Concast, Inc., its Sole Member

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

Commonwealth Aluminum Concast, Inc.

By:	/S/ * Michael D. Friday President	Member	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

COMMONWEALTH ALUMINUM CONCAST, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

COMMONWEALTH ALUMINUM LEWISPORT, LLC
By:	CA Lewisport, LLC, its Manager

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

CA Lewisport, LLC

By:	/S/ * Michael D. Friday	Manager and Member	April 27, 2005
President

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

COMMONWEALTH ALUMINUM METALS, LLC
By:	Commonwealth Aluminum Lewisport, LLC, its Sole Member

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

Commonwealth Aluminum Lewisport, LLC

By:	/S/ * Michael D. Friday President	Member	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

COMMONWEALTH ALUMINUM SALES CORPORATION

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC
By:	Commonwealth Aluminum Concast, Inc., its Sole Member

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

Commonwealth Aluminum Concast, Inc.

By:	/S/ * Michael D. Friday	Member	April 27, 2005
President

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

GULF REDUCTION CORPORATION

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO ENERGY CORP.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO INDIANA PARTNERSHIP L.P.
By:	IMCO Energy Corp., its General Partner

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO INTERNATIONAL, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO INVESTMENT COMPANY

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO MANAGEMENT PARTNERSHIP L.P.
By:	Aleris International, Inc., its General Partner

By:	*
Steven J. Demetriou
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Steven J. Demetriou	Director	April 27, 2005

/S/ * John E. Balkcom	Director	April 27, 2005

C. Frederick Fetterolf	Director

/S/ * John E. Grimes	Director	April 27, 2005

Dale V. Kesler	Director

Larry E. Kittelberger	Director

/S/ * Paul E. Lego	Director	April 27, 2005

/S/ * John E. Merow	Director	April 27, 2005

/S/ * Hugh G. Robinson	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO RECYCLING OF CALIFORNIA, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO RECYCLING OF IDAHO INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO RECYCLING OF ILLINOIS INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO RECYCLING OF INDIANA INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO RECYCLING OF MICHIGAN L.L.C.
By:	Aleris International, Inc., its Manager

By:	*
Steven J. Demetriou
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

Aleris International, Inc.

By:	/S/ * Steven J. Demetriou Chairman of the Board and Chief Executive Officer	Manager and Member	April 27, 2005

Alchem Aluminum, Inc.

By:	/S/ * Michael D. Friday President	Member	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO RECYCLING OF OHIO INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO RECYCLING OF UTAH INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMCO RECYCLING SERVICES COMPANY

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/S/ * Michael D. Friday		President (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack		Senior Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 27, 2005
Indiana Aluminium Inc.

By:	/S/ *	Shareholder**	April 27, 2005
Michael D. Friday President

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

**	IMCO Recycling Services Company is managed by its sole stockholder in lieu of a board of directors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

IMSAMET, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

INDIANA ALUMINUM INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

INTERAMERICAN ZINC, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

METALCHEM, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

ROCK CREEK ALUMINUM, INC.

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

SILVER FOX HOLDING COMPANY

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

U.S. ZINC CORPORATION

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

WESTERN ZINC CORPORATION

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

MIDWEST ZINC CORPORATION

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on April 27, 2005.

U.S. ZINC EXPORT CORPORATION

By:	/S/ MICHAEL D. FRIDAY
Michael D. Friday
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Michael D. Friday	President and Director (Principal Executive Officer)	April 27, 2005

/S/ * Sean M. Stack	Senior Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	April 27, 2005

/S/ * Christopher R. Clegg	Director	April 27, 2005

*By:	/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

*3.1	Certificate of Incorporation of Aleris International, Inc., as amended.

*3.2	Bylaws of Aleris International, Inc., as amended.

3.3	Certificate of Incorporation of Alchem Aluminum, Inc., as amended (incorporated by reference to Exhibit 3.4 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.4	Bylaws of Alchem Aluminum, Inc. (incorporated by reference to Exhibit 3.5 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.5	Certificate of Incorporation of Alchem Aluminum of Shelbyville, Inc., as amended (incorporated by reference to Exhibit 3.6 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.6	Bylaws of Alchem Aluminum of Shelbyville, Inc. (incorporated by reference to Exhibit 3.7 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.7	Restated Certificate of Incorporation of Commonwealth Industries, Inc., effective April 18, 1997 (incorporated by reference to Exhibit 3.1 to Commonwealth’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

*3.8	Bylaws of Commonwealth Industries, Inc., dated April 18, 1997 (incorporated by reference to Exhibit 3.2 to Commonwealth’s Annual Report on Form 10-K for the year ended December 31, 1999).

*3.9	Certificate of Formation of CA Lewisport, LLC.

*3.10	Limited Liability Company Agreement of CA Lewisport, LLC.

*3.11	Certificate of Formation of CI Holdings, LLC.

*3.12	Limited Liability Company Agreement of CI Holdings, LLC.

*3.13	Certificate of Formation of Commonwealth Aluminum, LLC.

*3.14	Limited Liability Company Agreement of Commonwealth Aluminum, LLC.

*3.15	Amended Articles of Incorporation of Commonwealth Aluminum Concast, Inc.

*3.16	Amended and Restated Code of Regulations of Commonwealth Aluminum Concast, Inc.

*3.17	Certificate of Formation of Commonwealth Aluminum Lewisport, LLC, as amended.

*3.18	Operating Agreement of Commonwealth Aluminum Lewisport, LLC.

*3.19	Certificate of Formation of Commonwealth Aluminum Metals, LLC, as amended.

*3.20	Operating Agreement of Commonwealth Aluminum Metals, LLC.

*3.21	Restated Certificate of Incorporation of Commonwealth Aluminum Sales Corporation.

*3.22	Bylaws of Commonwealth Aluminum Sales Corporation.

*3.23	Certificate of Formation of Commonwealth Aluminum Tube Enterprises, LLC., as amended.

*3.24	Limited Liability Company Agreement of Commonwealth Aluminum Tube Enterprises, LLC.

3.25	Certificate of Incorporation of Gulf Reduction Corporation (incorporated by reference to Exhibit 3.8 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.26	Bylaws of Gulf Reduction Corporation (incorporated by reference to Exhibit 3.9 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.27	Certificate of Incorporation of IMCO Energy Corp. (incorporated by reference to Exhibit 3.10 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

Exhibit No.	Description

3.28	Bylaws of IMCO Energy Corp. (incorporated by reference to Exhibit 3.11 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.29	Certificate of Limited Partnership of IMCO Indiana Partnership L.P. (incorporated by reference to Exhibit 3.12 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.30	Agreement of Limited Partnership of IMCO Indiana Partnership L.P. (incorporated by reference to Exhibit 3.13 to Aleris Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.31	Certificate of Incorporation of IMCO International, Inc., as amended (incorporated by reference to Exhibit 3.14 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.32	Bylaws of IMCO International, Inc. (incorporated by reference to Exhibit 3.15 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.33	Certificate of Incorporation of IMCO Investment Company (incorporated by reference to Exhibit 3.16 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.34	Bylaws of IMCO Investment Company (incorporated by reference to Exhibit 3.17 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.35	Certificate of Limited Partnership of IMCO Management Partnership L.P. (incorporated by reference to Exhibit 3.18 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.36	Agreement of Limited Partnership of IMCO Management Partnership L.P. (incorporated by reference to Exhibit 3.19 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.37	Certificate of Incorporation of IMCO Operations Services Company (incorporated by reference to Exhibit 3.20 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.38	Bylaws of IMCO Operations Services Company (incorporated by reference to Exhibit 3.21 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.39	Certificate of Incorporation of IMCO Recycling of California, Inc. (incorporated by reference to Exhibit 3.22 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.40	Bylaws of IMCO Recycling of California, Inc. (incorporated by reference to Exhibit 3.23 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.41	Certificate of Incorporation of IMCO Recycling of Idaho Inc., as amended (incorporated by reference to Exhibit 3.24 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.42	Bylaws of IMCO Recycling of Idaho Inc. (incorporated by reference to Exhibit 3.25 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.43	Articles of Incorporation of IMCO Recycling of Illinois Inc., as amended (incorporated by reference to Exhibit 3.26 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.44	Bylaws of IMCO Recycling of Illinois Inc. (incorporated by reference to Exhibit 3.27 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.45	Certificate of Incorporation of IMCO Recycling of Indiana Inc. (incorporated by reference to Exhibit 3.28 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

Exhibit No.	Description

3.46	Bylaws of IMCO Recycling of Indiana Inc. (incorporated by reference to Exhibit 3.29 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.47	Certificate of Formation of IMCO Recycling of Michigan L.L.C., as amended (incorporated by reference to Exhibit 3.30 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.48	Operating Agreement of IMCO Recycling of Michigan L.L.C., as amended (incorporated by reference to Exhibit 3.31 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.49	Certificate of Incorporation of IMCO Recycling of Ohio Inc. (incorporated by reference to Exhibit 3.32 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.50	Bylaws of IMCO Recycling of Ohio Inc. (incorporated by reference to Exhibit 3.33 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.51	Certificate of Incorporation of IMCO Recycling of Utah Inc., as amended (incorporated by reference to Exhibit 3.34 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.52	Bylaws of IMCO Recycling of Utah Inc. (incorporated by reference to Exhibit 3.35 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.53	Certificate of Incorporation of IMCO Recycling Services Company (incorporated by reference to Exhibit 3.36 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.54	Bylaws of IMCO Recycling Services Company (incorporated by reference to Exhibit 3.37 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.55	Certificate of Incorporation of IMSAMET, Inc., as amended (incorporated by reference to Exhibit 3.38 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.56	Bylaws of IMSAMET, Inc. (incorporated by reference to Exhibit 3.39 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.57	Articles of Incorporation of Indiana Aluminum Inc. (incorporated by reference to Exhibit 3.40 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.58	Bylaws of Indiana Aluminum Inc. (incorporated by reference to Exhibit 3.41 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.59	Certificate of Incorporation of Interamerican Zinc, Inc. (incorporated by reference to Exhibit 3.42 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.60	Bylaws of Interamerican Zinc, Inc. (incorporated by reference to Exhibit 3.43 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.61	Certificate of Incorporation of MetalChem, Inc. (incorporated by reference to Exhibit 3.44 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.62	Bylaws of MetalChem, Inc. (incorporated by reference to Exhibit 3.45 to Amendment No. 1 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.63	Articles of Incorporation of Pittsburg Aluminum, Inc. (incorporated by reference to Exhibit 3.46 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.64	Bylaws of Pittsburg Aluminum, Inc. (incorporated by reference to Exhibit 3.47 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.65	Articles of Incorporation of Rock Creek Aluminum, Inc., as amended (incorporated by reference to Exhibit 3.48 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

Exhibit No.	Description

3.66	Bylaws of Rock Creek Aluminum, Inc. (incorporated by reference to Exhibit 3.49 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

*3.67	Certificate of Incorporation of Silver Fox Holding Company.

*3.68	Bylaws of Silver Fox Holding Company.

3.69	Certificate of Incorporation of U.S. Zinc Corporation (incorporated by reference to Exhibit 3.50 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.70	Bylaws of U.S. Zinc Corporation (incorporated by reference to Exhibit 3.51 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.71	Articles of Incorporation of Western Zinc Corporation (incorporated by reference to Exhibit 3.52 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.72	Bylaws of Western Zinc Corporation (incorporated by reference to Exhibit 3.53 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.73	Certificate of Incorporation of Midwest Zinc Corporation, as amended (incorporated by reference to Exhibit 3.54 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.74	Bylaws of Midwest Zinc Corporation (incorporated by reference to Exhibit 3.55 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.75	Articles of Incorporation of U.S. Zinc Export Corporation (incorporated by reference to Exhibit 3.56 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

3.76	Bylaws of U.S. Zinc Export Corporation (incorporated by reference to Exhibit 3.57 to Aleris’ Registration Statement on Form S-4 (Reg. No. 333-112152), filed on January 23, 2004).

**5.1	Opinion of Fulbright & Jaworski L.L.P.

12	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Aleris’ Annual Report on Form 10-K, filed March 16, 2005).

*21	Subsidiaries of Aleris International, Inc. as of March 30, 2005.

**23.1	Consent of Ernst & Young LLP.

**23.2	Consent of PricewaterhouseCoopers LLP.

**23.3	Consent of Fulbright & Jaworski L.L.P. (included in its opinion filed as Exhibit 5.1).

*24	Powers of Attorney of certain officers and directors of Aleris International, Inc. and Other Registrants.

*25	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of LaSalle Bank National Association, as Trustee.

*99.1	Letter of Transmittal.

**99.2	Notice of Guaranteed Delivery.

**99.3	Letter to Registered Holders and DTC Participants.

**99.4	Instructions to Registered Holder from Beneficial Owner.

**99.5	Letter to Clients.

*	Previously filed.
**	Filed herewith.